                                                                   EXHIBIT 10.22


                              EXHIBIT 1, SHEET 1
               Building No. Eight, New England Executive Park
                       Burlington, Massachusetts 01803
                              (the "Building")

Execution Date:          April 8, 1998
                         -------------

Tenant:                  The Quicksilver Group, Inc.
                         -------------------------------------------------------
                         a California corporation
                         -------------------------------------------------------
                                  (description of business organization)

                         10061 Bubb Road, Suite A, Cuperton, California 95014
                         -------------------------------------------------------
                              (principal place of business - mailing address)

Landlord:                EOP-New England Executive Park, L.L.C., a Delaware
                         limited liability company. Mailing Address: EOP-New
                         England Executive Park, c/o Equity Office Properties
                         Trust, Three New England Executive Park, Burlington,
                         Massachusetts 01803, with a copy to: Equity Office
                         Properties Trust, Two North Riverside Plaza, Chicago,
                         Illinois 60606, Attention: General Counsel of
                         Property Operations.

Building:                The Building in New England Executive Park in the
                         Town of Burlington, County of Middlesex,
                         Commonwealth of Massachusetts and known as and numbered Eight New England Executive Park (Building
                         Eight). The Building is located on the parcel of land ("Land") described on Exhibit 6.

Park: The buildings and the land owned by Landlord and its affiliates in the New England Executive Park, from time to time.

Art. 2   Premises:       An area on the first (1st) floor of the Building,
                         -------------------------------------------------------
                         substantially as shown on Lease Plan, Exhibit 2
                         -----------------------------------------------

Art. 3.1 Specified Commencement Date:   June 1, 1998
                                        ------------

Art. 3.2 Termination Date:   Five (5) years after the Term Commencement Date
                             -----------------------------------------------

Art. 4.3 Final Plans Date:  April 1, 1998
                            -------------

Art. 5   Use of Premises:  General Business Office Use
                           ---------------------------

                              EXHIBIT 1, SHEET 2
               Building No. Three, New England Executive Park
                       Burlington, Massachusetts 01803
                              (the "Building")

                        Tenant: The Quicksilver Group, Inc.
                                ---------------------------
                        Execution Date:  April 8, 1998
                                         -------------

Art. 6   Yearly Rent:

         Lease Year(1)                   Yearly Rent               Monthly Payment
         -------------                   -----------               ---------------
              1                          $110,376.00                 $9,198.00

              2                          $111,361.56                 $9,280.13

              3                          $112,347.00                 $9,362.25

              4                          $113,332.56                 $9,444.38

              5                          $114,318.00                 $9,526.50

Art. 7   Total Rentable Area of Premises: 3,942 square feet
                                          -----

         Total Rentable Area of Building: 218,512 square feet
                                          ------

Art. 8 Electric current will be furnished by Landlord to Tenant and paid for by Tenant in accordance with Article 8.1 of the Lease.
         Electric Rate: $.11875 per kilowatt hour.
                        -------------------------
         Base Electric Cost: $.95 per square foot of Total Rentable Area per
                             -----------------------------------------------
                             year.
                             -----
         Initial Estimated Monthly Payment: $312.08
                                            -------

Art. 9      Operating and Tax Escalation:

            Operating Costs in the Base Year: The actual amount of Operating
                                              -------------------------------
                                              Costs for calendar year 1998
                                              ----------------------------

            Tax Base:  The actual amount of Taxes for fiscal year 1998 (i.e.,
                       ------------------------------------------------------
                       July 1, 1997 - June 30, 1998)
                       -----------------------------

            Tenant's Proportionate Share: 1.80%
                                          -----

Art. 29.3   Broker:  None
                     ----

Art. 29.5   Arbitration:  Massachusetts; Superior Court
                          -----------------------------

Art. 29.11  Security Deposit: $35,000.00
                              ----------

            Exhibit Dates: Lease Plan, Exhibit 2, dated April 8, 1998
                           ------------------------------------------
-----------------
(1) For the purposes of this Lease, "Lease Year" shall be defined as any twelve-(12)-month period during the term of the Lease commencing as of the Term Commencement Date, or as of any anniversary of the Term Commencement Date.

                              EXHIBIT 1, SHEET 3
               Building No. Three, New England Executive Park
                       Burlington, Massachusetts 01803
                              (the "Building")


                        Tenant: The Quicksilver Group, Inc.
                                ---------------------------
                        Execution Date:  April 8, 1998
                                         -------------

LANDLORD:                                     TENANT:
EOP-NEW ENGLAND EXECUTIVE PARK, L.L.C.        THE QUICKSILVER GROUP, INC.

By: EOP Operating Limited Partnership,
    a Delaware limited partnership,
    its sole member

    By: Equity Office Properties Trust,
        a Maryland real estate investment
        trust, its managing general
        partner

        By: /s/ Thomas Q. Bakke               By:  /s/ Tom Minick
            ------------------------------        ----------------------------
        Name: Thomas Q. Bakke                 Name: Tom Minick
             -----------------------------         ---------------------------
        Title: Vice President                 Title: CEO
              ----------------------------          --------------------------

Date Signed:   5/26/98                        Date Signed:   4/16/98
             -----------------------------                -------------------

                              NEW ENGLAND EXECUTIVE PARK
                               BURLINGTON, MASSACHUSETTS

                                BUILDING EIGHT FLOOR 1




                                    [SITE PLAN]





LEASE PLAN, EXHIBIT 2
TENANT: The Quicksilver Group, Inc.
DATE: April 8, 1998

                                   CONTENTS


1.     REFERENCE DATA...........................................................  1

2.     DESCRIPTION OF DEMISED PREMISES..........................................  1
       2.1    Demised Premises..................................................  1
       2.2    Appurtenant Rights................................................  1
       2.3    Exclusions and Reservations.......................................  1

3.     TERM OF LEASE............................................................  1
       3.1    Definitions.......................................................  1
       3.2    Habendum..........................................................  2

4.     READINESS FOR OCCUPANCY - ENTRY BY TENANT
       PRIOR TO TERM COMMENCEMENT DATE..........................................  2
       4.1    Completion Date - Delays..........................................  2
       4.2    When Premises Deemed Ready........................................  2
       4.3    Plans and Specifications..........................................  3
       4.4    Preparation of Premises...........................................  3
       4.5    Quality and Cost of Materials.....................................  4
       4.6    Tenant's Delay - Additional Costs.................................  4
       4.7    Entry by Tenant Prior to Term Commencement Date...................  4
       4.8    Conclusiveness of Landlord's Performance..........................  4
       4.9    Tenant Payments of Construction Cost..............................  4

5.     USE OF PREMISES..........................................................  5
       5.1    Permitted Use.....................................................  5
       5.2    Prohibited Uses...................................................  5
       5.3    Licenses and Permits..............................................  5

6.     RENT   ..................................................................  5

7.     RENTABLE AREA............................................................  6

8.     SERVICES FURNISHED BY LANDLORD...........................................  6
       8.1    Electric Current..................................................  8
       8.2    Water.............................................................  8
       8.3    Elevators, Heat, Cleaning.........................................  8
       8.4    Air Conditioning..................................................  8
       8.5    Additional Heat, Cleaning and Air Conditioning Services...........  9
       8.6    Additional Air Conditioning Equipment.............................  9
       8.7    Repairs...........................................................  9
       8.8    Interruption or Curtailment of Services...........................  9
       8.9    Energy Conservation...............................................  9
       8.10   Miscellaneous..................................................... 10

9.     ESCALATION............................................................... 10
       9.1    Definitions....................................................... 10
       9.2    Tax Excess........................................................ 12
       9.3    Operating Expense Excess.......................................... 12

                                      -i-



       9.4    Part Years........................................................ 13
       9.5    Effect of Taking.................................................. 13
       9.6    Disputes, etc. ................................................... 13

10.    CHANGES OR ALTERATIONS BY LANDLORD....................................... 13

11.    FIXTURES, EQUIPMENT AND IMPROVEMENTS - REMOVAL BY TENANT................. 14

12.    ALTERATIONS AND IMPROVEMENTS BY TENANT................................... 14

13.    TENANT'S CONTRACTORS - MECHANIC'S AND OTHER LIENS -
       STANDARD OF TENANT'S PERFORMANCE - COMPLIANCE WITH LAWS.................. 15

14.    REPAIRS BY TENANT - FLOOR LOAD........................................... 15
       14.1   Repairs by Tenant................................................. 15
       14.2   Floor Load - Heavy Machinery...................................... 16

15.    INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION.................. 16
       15.1   General Liability Insurance....................................... 16
       15.2   Certificates of Insurance......................................... 16
       15.3   General........................................................... 17
       15.4   Property of Tenant................................................ 17
       15.5   Bursting of Pipes, etc. .......................................... 17
       15.6   Repairs and Alterations - No Diminution of Rental Value........... 18

16.    ASSIGNMENT, MORTGAGING AND SUBLETTING.................................... 18

17.    MISCELLANEOUS COVENANTS.................................................. 19
       17.1   Rules and Regulations............................................. 19
       17.2   Access to Premises - Shoring...................................... 19
       17.3   Accidents to Sanitary and Other Systems........................... 20
       17.4   Signs, Blinds and Drapes.......................................... 20
       17.5   Estoppel Certificate.............................................. 20
       17.6   Prohibited Materials and Property................................. 21
       17.7   Requirements of Law - Fines and Penalties......................... 21
       17.8   Tenant's Acts - Effect on Insurance............................... 21
       17.9   Miscellaneous..................................................... 22

18.    DAMAGE BY FIRE, ETC. .................................................... 22

19.    WAIVER OF SUBROGATION.................................................... 23

20.    CONDEMNATION - EMINENT DOMAIN............................................ 24

21.    DEFAULT.................................................................. 24
       21.1   Conditions of Limitation - Re-entry - Termination................. 24
       21.2   Damages - Assignment for Benefit of Creditors..................... 25
       21.3   Damages - Termination............................................. 26
       21.4   Fees and Expenses................................................. 27
       21.5   Waiver of Redemption.............................................. 27
       21.6   Landlord's Remedies Not Exclusive................................. 27

                                      -ii-



       21.7   Grace Period...................................................... 27

22.    END OF TERM - ABANDONED PROPERTY......................................... 28

23.    SUBORDINATION............................................................ 29

24.    QUIET ENJOYMENT.......................................................... 30

25.    ENTIRE AGREEMENT - WAIVER - SURRENDER.................................... 31
       25.1   Entire Agreement.................................................. 31
       25.2   Waiver by Landlord................................................ 31
       25.3   Surrender......................................................... 31

26.    INABILITY TO PERFORM - EXCULPATORY CLAUSE................................ 31

27.    BILLS AND NOTICES........................................................ 32

28.    PARTIES BOUND - SEISIN OF TITLE.......................................... 33

29.    MISCELLANEOUS............................................................ 33
       29.1   Separability...................................................... 33
       29.2   Captions, etc. ................................................... 33
       29.3   Broker............................................................ 33
       29.4   Modifications..................................................... 33
       29.5   Arbitration....................................................... 34
       29.6   Governing Law..................................................... 34
       29.7   Assignment of Rents............................................... 34
       29.8   Representation of Authority....................................... 34
       29.9   Expenses Incurred by Landlord Upon Tenant Requests................ 34
       29.10  Survival.......................................................... 34
       29.11  Notice of Lease; Recording........................................ 35

EXHIBITS

       Exhibit 1 Lease Summary Sheet............................................
       Exhibit 2 Lease Plan.....................................................
       Exhibit 3 Building Standards.............................................
       Exhibit 4 Building Services..............................................
       Exhibit 5 Rules and Regulations..........................................
       Exhibit 6 Building Legal Description.....................................


    THIS INDENTURE OF LEASE made and entered into on the Execution Date as stated in Exhibit 1 and between the Landlord and the Tenant named in Exhibit 1.

Landlord does hereby demise and lease to Tenant, and Tenant does hereby hire and take from Landlord, the premises hereinafter mentioned and described (hereinafter referred to as "premises"), upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated:

1.  REFERENCE DATA

    Each reference in this Lease to any of the terms and titles contained in any Exhibit attached to this Lease shall be deemed and construed to incorporate the data stated under that term or title in such Exhibit.

2.  DESCRIPTION OF DEMISED PREMISES

    2.1 DEMISED PREMISES. The premises are that portion of the Building as described in Exhibit 1 (as the same may from time to time be constituted after changes therein, additions thereto and eliminations therefrom pursuant to rights of Landlord hereinafter reserved) and is hereinafter referred to as "Building", substantially as shown hatched or outlined on the Lease Plan (Exhibit 2) hereto attached and incorporated by reference as a part hereof. Landlord reserves the right, at its own cost and expense, upon not less than thirty (30) days' notice, to require Tenant to relocate its premises to an area of substantially equivalent size, construction and finish as designated by Landlord within the Building or another building owned by Landlord in the office park in which the Building is located. If, within thirty (30) days after Tenant's receipt of such notice, Landlord and Tenant have not agreed on space to which the premises are to be relocated or the timing of such relocation, Landlord, at its option, may either (i) rescind the relocation notice, in which case the Lease shall remain in full force and effect in accordance with its terms, or (ii) submit any dispute between the parties to arbitration pursuant to Article 29.5 hereof to determine whether the proposed relocation space is substantially equivalent.

    2.2 APPURTENANT RIGHTS. Tenant shall have, as appurtenant to the premises, rights to use in common, with others entitled thereto, subject to reasonable rules from time to time made by Landlord of which Tenant is given notice; (a) the common lobbies, hallways, stairways and elevators of the Building, serving the premises in common with others, (b) common walkways necessary for access to the Building, (c) if the premises include less than the entire rentable area of any floor, the common toilets and other common facilities of such floor, and (d) the common parking facilities adjacent to the Building in accordance with the provisions of this Article 2.2; and no other appurtenant rights or easements. Notwithstanding anything to the contrary herein or in the Lease contained, Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to Tenant's premises. If Landlord permits such access, Landlord may condition such access upon the payment to Landlord by the service provider of fees assessed by Landlord in its sole discretion.

           As of the Execution Date of this Lease, there are approximately
3.4 parking spaces in the parking areas designated for use by the tenants of the Building for every 1,000 square feet of Building Total Rentable Area (as defined in Exhibit 1). Nothing contained in the Lease shall prohibit or otherwise restrict Landlord from changing, from time to time, without notice to Tenant, the location, layout or type of such parking areas, provided that Landlord shall not substantially reduce the number of parking spaces available for such tenants' use. Subject to reasonable rules from time to time made by Landlord of which Tenant is given notice, Tenant shall have the right, in common with all other tenants of the Building, to use such parking areas, without charge, on a first-come, first-served basis.

    2.3 EXCLUSIONS AND RESERVATIONS. All the perimeter walls of the premises except the inner surfaces thereof, any balconies (except to the extent same are shown as part of the premises on the Lease Plan (Exhibit 2)), terraces or roofs adjacent to the premises, and any space in or adjacent to the premises used for shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as the right of access through the
                                      -1-
premises for the purposes of operation, maintenance, decoration and repair, are expressly excluded from the premises and reserved to Landlord.

3.  TERM OF LEASE

    3.1 DEFINITIONS. As used in this Lease the words and terms which follow mean and include the following:

           (a)   "Specified Commencement Date" - The date (as stated in
Exhibit 1) on which it is estimated that the premises will be ready for Tenant's occupancy for its use as stated in Exhibit 1.

           (b) "Term Commencement Date" - If the "Term Commencement Date" is a date certain agreed upon by the parties at the time of the execution of this Lease, such date shall be inserted in Exhibit 1; otherwise, the "Term Commencement Date" is the date on which the premises are ready for Tenant's occupancy (as defined in Article 4.2) for use as set forth in Exhibit 1. If the premises are not ready for such occupancy but if, pursuant to permission therefor duly given by Landlord, Tenant takes possession of the whole or any part of the premises for use as set forth in Exhibit 1, "Term Commencement Date" shall be the date on which Tenant takes such possession.

    3.2 HABENDUM. TO HAVE AND TO HOLD the premises for a term of years commencing on the Term Commencement Date and ending on the Termination Date as stated in Exhibit 1 or on such earlier date upon which said term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law (which date for the termination of the terms hereof will hereafter be called "Termination Date"). Notwithstanding the foregoing, if the Termination Date as stated in Exhibit 1 shall fall on other than the last day of a calendar month, said Termination Date shall be deemed to be the last day of the calendar month in which said Termination Date occurs.

           If the Term Commencement Date and the Termination Date are not determined at the time that a notice of lease has been executed by the parties, then each of the parties hereto agrees, upon demand of the other party after the Term Commencement Date and Termination Date have been determined, to join in the execution, in recordable form, of a statutory notice, memorandum, etc. of lease and/or written declaration in which shall be stated such Term Commencement Date and (if need be) the Termination Date. If this Lease is terminated before the term expires, then upon Landlord's request the parties shall execute, deliver and record an instrument acknowledging such fact and the date of termination of this Lease, and Tenant hereby appoints Landlord its attorney-in-fact in its name and behalf to execute such instrument if Tenant shall fail to execute and deliver such instrument after Landlord's request therefor within ten (10) days.

4.  READINESS FOR OCCUPANCY - ENTRY BY TENANT PRIOR TO TERM COMMENCEMENT DATE

    4.1 COMPLETION DATE - DELAYS. Subject to delay by causes beyond the reasonable control of Landlord or caused by the action or inaction of Tenant, Landlord shall use reasonable speed and diligence in the construction of the Building and to have the premises ready for Tenant's occupancy on the Specified Commencement Date. The failure to have the premises ready for Tenant's occupancy on the Specified Commencement Date shall in no way affect the validity of this Lease or the obligations of Tenant hereunder nor shall the same by construed in any way to extend the term of this Lease. If the premises are not ready for Tenant's occupancy within the meaning of Article
4.2 hereof on the Specified Commencement Date, Tenant shall not have any claim against Landlord, and Landlord shall have no liability to Tenant, by reason thereof.

    4.2    WHEN PREMISES DEEMED READY.

            (a) The premises shall conclusively be deemed ready for Tenant's occupancy as soon as Landlord's Work, as defined in Paragraph (b) of this
Article 4.2, has been substantially completed by Landlord insofar as is practicable in view of delays or defaults, if any, of Tenant or its contractors, as hereinafter specified, and the elevator, plumbing, air conditioning and electric facilities are initially substantially available to Tenant, in accordance with the obligations assumed by Landlord hereunder. Such facilities shall not be deemed to be unavailable if only minor or insubstantial details of construction, decoration or mechanical adjustments remain to be done. The premises shall not be deemed to be unready for Tenant's occupancy or incomplete if only minor or insubstantial details of construction, decoration or mechanical adjustments remain to be done in the premises or any part thereof, or if the delay in the availability of the premises for occupancy is (i) due to special work, changes, alterations or additions required or made by Tenant in the layout or finish of the premises or any part thereof, (ii) caused in whole or in part by Tenant through the delay of Tenant in submitting any plans and/or specifications, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise or (iii) caused in whole or in part by delay and/or default on the part of Tenant or its contractors including, without limitation, the utility companies and other entities furnishing communications, data processing or other service or equipment. If the premises are deemed ready for Tenant's occupancy, pursuant to the foregoing, (and the term shall have commenced by reason thereof), but the premises are not in fact actually ready for Tenant's occupancy, Tenant shall not (except with Landlord's consent) be entitled to take possession of the premises for use as set forth in Exhibit 1 until the premises are in fact actually ready for such occupancy. Landlord's architect's certificate of substantial completion, as hereinabove stated, given in good faith, or of any other facts pertinent to this Article 4.2 shall be deemed conclusive of the statements therein contained and binding upon Tenant. Any of Landlord's work in the premises not fully completed on the Term Commencement Date shall thereafter be so completed with reasonable diligence by Landlord.

           (b) Except for Landlord's Work, as hereinafter defined, the premises shall be taken "as-is" in its then (i.e., as of the Execution Date of this Lease) state of construction, finish, and decoration, without any obligation on the part of Landlord to construct or prepare the premises for Tenant's occupancy and without any representations and warranties by Landlord with respect to the condition of the Building and premises. Landlord shall construct the premises substantially in accordance with Space Plan SK-2, dated February 27, 1998, prepared by Interior Architects, Inc., and in accordance with Tenant's final approved plans, which plans shall be consistent with said Space Plan SK-2 ("Landlord's Work").

            (c) Landlord shall contribute up to Ninety-Eight Thousand Five Hundred Fifty and 00/100 ($98,550.00) Dollars ("Landlords' Contribution") towards the cost of Landlord's Work. Tenant shall, within thirty (30) days of billing therefor, reimburse Landlord for all costs of Landlord's Work in excess of Landlord's Contribution. Tenant shall not be entitled to any unused portion of Landlord's Contribution.

     4.3 PLANS AND SPECIFICATIONS. Tenant shall be solely responsible for the timely preparation and submission to Landlord of the final architectural, electrical and mechanical construction drawings, plans and specifications (called "plans") necessary to construct the premises for Tenant's occupancy, which plans shall be subject to approval by Landlord's architect and engineers and shall comply with their requirements to avoid aesthetic or other conflicts with the design and function of the balance of the Building. Landlord's approval is solely given for the benefit of Landlord and neither Tenant nor any third party shall have the right to reply upon Landlord's approval of Tenant's plans for any purpose whatsoever. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of Tenant's plans shall in no event relieve Tenant of the responsibility for such design. If Tenant engages architects and engineers designated by Landlord to prepare Tenant's plans, then, notwithstanding anything to the contrary herein contained, Landlord shall pay for the architectural and engineering fees incurred by Tenant in preparing Tenant's final approved plans, except that Landlord shall not be responsible for the cost of any changes made by Tenant after Landlord has approved Tenant's plans. Whether or not the layout and plans are prepared with the help (in whole or in part) of an architect or engineer designated by Landlord, Tenant agrees to remain solely responsible for the timely preparation and submission of all such plans and for all elements of the design of such plans and for all costs related thereto. Tenant has assured itself by direct communication with the architect and engineers (Landlord's or its own, as the case may be) that the final approved plans can be delivered to Landlord on or before the Final Plans Date as stated in Exhibit 1, provided that Tenant promptly furnishes complete information concerning its requirements to said architect and engineers as and when requested by them; and Tenant covenants and agrees to cause said final, approved plans and specifications to be delivered to Landlord on or before said Final Plans Date and to devote such time as may be necessary in consultation with said architect and engineers to enable them to complete and submit all plans within the required time limit. Time is of the essence in respect of preparation and submission of plans by Tenant. (The word "architect" as used in this Article 4 shall include an interior designer or space planner.)

     4.4   PREPARATION OF PREMISES.

           (a) By Landlord. Except as is otherwise herein provided or as may be otherwise approved by the Landlord, all work necessary to prepare the premises for Tenant's occupancy, including work to be performed at Tenant's expense, shall be performed by contractors employed by Landlord.

           (b) By Tenant. Subject always to the provisions of Articles 4.2 and 4.3, if other than building standard categories of work are to be performed in preparing the premises for Tenant's occupancy by contractors other than those employed by Landlord, Landlord will give Tenant reasonable advance notice of the date on which the premises will be ready for such other contractors and a reasonable time will be allowed from such date for doing the work to be performed by such other contractors.

           (c) If any work, including but not by way of limitation, installation of built-in equipment by the manufacturer or distributor thereof, shall be performed by contractors not employed by Landlord, Tenant shall take necessary reasonable measures to the end that such contractor shall cooperate in all ways with Landlord's contractors to avoid any delay to the work being performed by Landlord's contractors or conflict in any other way with the performance of such work.

     4.5 QUALITY AND COST OF MATERIALS. Any construction or finish of the premises, whether by Landlord or Tenant, shall equal or exceed the specifications and quantities provided in Exhibit 3. Except for Landlord's Contribution, Tenant shall bear all costs of preparing the premises for its occupancy in accordance with the final plans.

     4.6 TENANT'S DELAY - ADDITIONAL COSTS. If Tenant fails or omits to make timely submission to Landlord of the layout and plans referred to in
Article 4.3, or other pertinent information, or delays in submitting any other plans or specifications, or in supplying information, or in approving plans, specifications or estimates, or in giving authorizations or fails to comply with Section 4.4(c) hereof, or otherwise fails to honor or perform its obligations under this Lease, any additional cost to Landlord in connection with the completion of the premises in accordance with the terms of this Lease and Exhibit 3 shall be promptly paid by Tenant to Landlord if such additional cost is in whole or in part the result of such failure, omission or delay of Tenant. For the purposes of the next preceding sentence, the expression "additional cost to Landlord" shall mean the cost over and above such cost as would have been the aggregate cost to Landlord of completing the premises in accordance with the terms of this Lease and Exhibit 3 had there been no such failure, omission or delay. Nothing contained in this Article
4.6 shall limit or qualify or prejudice any other covenants, agreements, terms, provisions and conditions contained in this Lease, including, but not limited to Article 4.2.

     4.7 ENTRY BY TENANT PRIOR TO TERM COMMENCEMENT DATE. With Landlord's prior written consent, which shall not be unreasonably withheld, Tenant shall have the right to enter the premises prior to the Term Commencement Date, during normal business hours and without payment of rent, to perform such work or decoration as is to be performed by, or under the direction or control of, Tenant and as is otherwise in compliance with the terms of this Lease. Such right of entry shall be deemed a license from Landlord to Tenant, and any entry thereunder shall be at the risk of Tenant.

     4.8 CONCLUSIVENESS OF LANDLORD'S PERFORMANCE. Tenant shall be conclusively deemed to have agreed that Landlord has performed all of its obligations under this Article 4 unless not later than the end of the second calendar month next beginning after the Term Commencement Date Tenant shall give Landlord written notice specifying the respects in which Landlord has not performed any such obligation.

     4.9 TENANT PAYMENTS OF CONSTRUCTION COST. Landlord shall have the same rights and remedies which Landlord has upon the nonpayment of Yearly Rent and other charges due under this Lease for nonpayment of any amounts which Tenant is required to pay to Landlord or Landlord's contractor in connection with the construction and initial preparation of the premises (including, without limitation, any amounts which Tenant is required to pay in accordance with Articles 4.5 and 4.6 hereof) or in connection with any construction in the premises performed for Tenant by Landlord, Landlord's contractor or any other person, firm or entity after the Term Commencement Date.

5.   USE OF PREMISES

     5.1 PERMITTED USE. Tenant shall continuously during the term hereof occupy and use the premises only for the purposes as stated in Exhibit 1 and for no other purposes. Service and utility areas (whether or not a part of the premises) shall be used only for the particular purpose for which they were designed. Without limiting the generality of the foregoing, Tenant agrees that it shall not use the premises or any part thereof, or permit the premises or any part thereof to be used for the preparation or dispensing of food, whether by vending machines or otherwise. Notwithstanding the foregoing, but subject to the other terms and provisions of this Lease, Tenant may, with Landlord's prior written consent, which consent shall not be unreasonably withheld, install at its own cost and expense so-called hot-cold water fountains, coffee makers and so-called Dwyer refrigerator-sink-stove combinations for the preparation of beverages and foods, provided that no cooking, frying, etc., are carried on in the premises to such extent as requires special exhaust venting, Tenant hereby acknowledging that the Building is not engineered to provide any such special venting.

     5.2 PROHIBITED USES. Notwithstanding any other provision of this Lease, Tenant shall not use, or suffer or permit the use or occupancy of, or suffer or permit anything to be done in or anything to be brought into or kept in or about the premises or the Building or any part thereof (including, without limitation, any materials appliances or equipment used in the construction or other preparation of the premises and furniture and carpeting): (i) which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or otherwise applicable to or binding upon the premises; (ii) for any unlawful purposes or in any unlawful manner;
(iii) which, in the reasonable judgment of Landlord shall in any way (a) impair the appearance or reputation of the Building; or (b) impair, interfere with or otherwise diminish the quality of any of the Building services or the proper and economic heating, cleaning, ventilating, air conditioning or other servicing of the Building; or premises, or with the use or occupancy of any of the other areas of the Building, or occasion discomfort, inconvenience or annoyance, or injury or damage to any occupants of the premises or other tenants or occupants of the Building; or (iv) which is inconsistent with the maintenance of the Building as an office building of the first class in the quality of its maintenance, use, or occupancy. Tenant shall not install or use any electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment, interference, discomfort, inconvenience, annoyance or injury.

     5.3 LICENSES AND PERMITS. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, and if the failure to secure such license or permit would in any way affect Landlord, the premises, the Building or Tenant's ability to perform any of its obligations under this Lease, Tenant, at Tenant's expense, shall duly procure and thereafter maintain such license and submit the same to inspection by Landlord. Tenant, at Tenant's expense, shall at all times comply with the terms and conditions of each such license or permit. Tenant shall furnish all data and information to governmental authorities and Landlord as required in accordance with legal, regulatory, licensing or other similar requirements as they relate to Tenant's use or occupancy of the premises or the Building.

6.   RENT

     During the term of this Lease the Yearly Rent and other charges, at the rate stated in Exhibit 1, shall be payable by Tenant to Landlord by monthly payments, as stated in Exhibit 1, in advance and without demand on the first day of each month for and in respect of such month. The rent and other charges reserved and covenanted to be paid under this Lease shall commence on the Term Commencement Date. Notwithstanding the provisions of the next preceding sentence, Tenant shall pay the first monthly installment of rent on the execution of this Lease. If, by reason of any provisions of this Lease, the rent reserved hereunder shall commence or terminate on any day other than the first day of a calendar month, the rent for such calendar month shall be prorated. The rent shall be payable to Landlord or, if Landlord shall so direct in writing, to Landlord's agent or nominee, in lawful money of the United States which shall be legal tender for payment of all debts and dues, public and private, at the time of payment, at the office of the Landlord or such place as Landlord may designate, and the rent and other charges in all circumstances shall be payable without any setoff or deduction whatsoever. Rental and any other sums due hereunder not paid within ten (10) days after the date due shall bear interest for each month or fraction thereof from the due date until paid computed at the annual rate of two percentage points over the so-called prime rate then currently from time to time charged to its most favored corporate customers by the largest national bank located in the city in which the Building is located, or at any applicable lesser maximum legally permissible rate for debts of this nature.

7.   RENTABLE AREA

     Total Rentable Area of the Premises and the Building shall be deemed to be as set forth in Exhibit 1.

8.   SERVICES FURNISHED BY LANDLORD

     8.1   ELECTRIC CURRENT.

           (a) As stated in Exhibit 1, Landlord will furnish to Tenant, as an incident of this Lease, on a sub-metered basis, electric current for the operation of lighting fixtures, and the 120-volt electrical outlets initially installed in the premises for the operation of Tenant's normal office fixtures and equipment, but excluding any high energy consumption equipment, or Landlord will require Tenant to contract with the company supplying electric current for the purchase and obtaining by Tenant of electric current directly from such company to be billed directly to, and paid for by, Tenant.

           (b) Tenant shall pay to Landlord, as additional rent, the cost of the electricity consumed on the premises during the term of this Lease as shown on such sub-meter based upon the Electric Rate. The parties acknowledge that the consumption of electricity in the premises (other than electricity consumed for the purposes of providing the services which Landlord is required to provide hereunder) will be measured by a separate sub-meter to be installed by Landlord. Tenant shall reimburse Landlord for the entire cost of such electric current as follows:

            1. Commencing as of the Term Commencement Date and continuing until the procedures set forth in Paragraph 2 of this Article 8.1(b) are effected, Tenant shall pay to Landlord at the same time and in the same manner that it pays its monthly payments of Yearly Rent hereunder, estimated monthly payments on account of Tenant's obligation to reimburse Landlord for electricity consumed in the premises. Said estimated monthly payments are based upon the Base Electric Cost and Electric Rate set forth on Exhibit 1. The Initial Estimated Monthly Electric Payment is set forth on Exhibit 1.

            2. Periodically after the Term Commencement Date, Landlord shall determine the actual cost of electricity consumed by Tenant in the premises (i.e. by reading Tenant's sub-meter and by applying the actual Electric Rate(s) applicable to the preceding period). If the total of Tenant's estimated monthly payments on account of such period is less than the actual cost of electricity consumed in the premises during such period, Tenant shall pay the difference to Landlord when billed therefor. If the total of Tenant's estimated monthly payments on account of such period is greater than the actual cost of electricity consumed in the premises during such period, Tenant may credit the difference against its next installment of rental or other charges due hereunder.

            3. After each adjustment, as set forth in Paragraph 2 above, the amount of estimated monthly payments on account of Tenant's obligation to reimburse Landlord for electricity in the premises shall be adjusted based upon the actual cost of electricity consumed during the immediately preceding period.

           (c) If Landlord shall require Tenant to contract with the company supplying electric current for the purchase and obtaining by Tenant of electric current directly from such company, either initially or pursuant to Landlord's option as set forth in Subparagraph 8.1(d) below, Tenant shall contract with such company and shall pay all charges for such electric current directly to such company promptly when due.

           (d) If Landlord is furnishing Tenant electric current hereunder either on an additional rent basis or a sub-metered basis, Landlord, at any time, at its option and upon not less than thirty (30) days' prior written notice to Tenant, may discontinue such furnishing of electric current to the premises; and in such case Tenant shall contract with the company supplying electric current for the purchase and obtaining by Tenant of electric current directly from such company. In the event Tenant itself contracts for electricity with the supplier, either initially or pursuant to Landlord's option as above stated, Landlord shall (i) permit its risers, conduits and feeders to the extent available, suitable and safely capable, to be used for the purpose of enabling Tenant to purchase and obtain electric current directly from such company, (ii) without cost or charge to Tenant, make such alterations and additions to the electrical equipment and/or appliances in the Building as such company shall specify for the purpose of enabling Tenant to purchase and obtain electric current directly from such company, and (iii) at Landlord's expense, furnish and install in or near the premises any necessary metering equipment used in connection with measuring Tenant's consumption of electric current and Tenant, at Tenant's expense, shall maintain and keep in repair such metering equipment. In the event that Landlord shall exercise the option set forth in this Subparagraph 8.1(d), then (i) if Landlord is furnishing Tenant electric current on an additional rent basis, Tenant shall have no further obligation to pay Electricity Rent to Landlord after the date Landlord discontinues such furnishing of electric current or (ii) if Landlord is furnishing Tenant electric current on a sub-metered basis, Tenant shall have no further obligation to make any Estimated Monthly Electric Payments after the date Landlord discontinues such furnishing of electric current.

           (e) Whether or not Landlord is furnishing electric current to Tenant, if Tenant shall require electric current for use in the premises in excess of such reasonable quantity to be furnished for such use as hereinabove provided and if (i) in Landlord's reasonable judgment, Landlord's facilities are inadequate for such excess requirements or (ii) such excess use shall result in an additional burden on the Building air conditioning system and additional cost to Landlord on account thereof then, as the case may be, (x) Landlord upon written request and at the sole cost and expense of Tenant, will furnish and install such additional wire, conduits, feeders, switchboards and appurtenances as reasonably may be required to supply such additional requirements of Tenant if current therefor be available to Landlord, provided that the same shall be permitted by applicable laws and insurance regulations and shall not cause damage to the Building or the premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disturb other tenants or occupants of the Building or (y) Tenant shall reimburse Landlord for such additional cost, as aforesaid.

           (f) Landlord, upon Tenant's request, shall purchase and install all replacement lamps of types generally commercially available (including, but not limited to, incandescent and fluorescent) used in the premises.

           (g) Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if the quantity, character, or supply of electrical energy is changed or is no longer available or suitable for Tenant's requirements.

           (h) Tenant agrees that it will not make any material alteration or material addition to the electrical equipment and/or appliances in the premises without the prior written consent of Landlord in each instance first obtained, which consent will not be unreasonably withheld, and will promptly advise Landlord of any other alteration or addition to such electrical equipment and/or appliances.

    8.2 WATER. Landlord shall furnish hot and cold water for ordinary premises, cleaning, toilet, lavatory and drinking purposes. If Tenant requires, uses or consumes water for any purpose other than for the aforementioned purposes, Landlord may (i) assess a reasonable charge for the additional water so used or consumed by Tenant or (ii) install a water meter and thereby measure Tenant's water consumption for all purposes. In the latter event, Landlord shall pay the cost of the meter and the cost of installation thereof and shall keep said meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on said meter, together with the sewer charge based on said meter charges, as and when bills are rendered, and on default in making such payment Landlord may pay such charges and collect the same from Tenant. All piping and other equipment and facilities for use of water outside the building core will be installed and maintained by Landlord at Tenant's sole cost and expense.

    8.3    ELEVATORS, HEAT, CLEANING.

           (a) Landlord at its expense shall: (i) provide necessary elevator facilities (which may be manually or automatically operated, either or both, as Landlord may from time to time elect) on Mondays through Fridays, excepting legal holidays, from 8:00 a.m. to 6:00 p.m. and on Saturdays, excepting legal holidays, from 8:00 a.m. to 1:00 p.m. (called "business days") and have one elevator in operation available for Tenant's use, non-exclusively, together with others having business in the Building, at all other times; (ii) furnish heat (substantially equivalent to that being furnished in comparably aged similarly equipped office buildings in the same city) to the premises during the normal heating season on business days; and
(iii) cause the office areas of the premises to be cleaned on business days (except on Saturdays) provided the same are kept in order by Tenant. Either
Exhibit 4 (if annexed hereto) or, otherwise, the cleaning standards generally prevailing in first-class office buildings in the city or town where the Building is located, shall represent substantially the extent and scope of the cleaning by Landlord referred to in this Article 8.3.

           (b) The parties agree and acknowledge that, despite reasonable precautions in selecting cleaning and maintenance contractors and personnel, any property or equipment in the premises of a delicate, fragile or vulnerable nature may nevertheless be damaged in the course of cleaning and maintenance services being performed. Accordingly, Tenant shall take reasonable protective precautions with such property and equipment (including, without limitation, computers or other data processing components or equipment and optical or electronic equipment, etc.), e.g., housing the property and equipment in a separate, locked room, so as to render it inaccessible to the Building's cleaning personnel.

    8.4 AIR CONDITIONING. Landlord shall through the air conditioning equipment of the Building furnish to and distribute in the premises air conditioning as normal seasonal changes may require on business days during the hours as aforesaid in Article 8.3 when air conditioning may reasonably be required for the comfortable occupancy of the premises by Tenant. Tenant agrees to lower and close the blinds or drapes when necessary because of the sun's position, whenever the air conditioning system is in operation, and to cooperate fully with Landlord with regard to, and to abide by all the reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the air conditioning system. The air conditioning system referred to in this Article 8.4 shall be capable of providing 78DEG. F dry bulb and 50% relative humidity with outside conditions of 92DEG. F dry bulb and 74DEG. F wet bulb. The foregoing design conditions shall be based upon an occupancy within each separately partitioned area in the premises of not more than one person per 100 square feet of Total Rentable Area and upon a combined lighting and standard electrical load not to exceed 2 1/2 watts per square foot of Total Rentable Area.

    8.5    ADDITIONAL HEAT, CLEANING AND AIR CONDITIONING SERVICES.

           (a) Landlord will use reasonable efforts upon reasonable advance written notice from Tenant of its requirements in that regard, to furnish additional heat, cleaning or air conditioning services to the premises on days and at times other than as above provided.

           (b) Tenant will pay to Landlord a reasonable charge (i) for any such additional heat, cleaning or air conditioning service required by Tenant, (ii) for any extra cleaning of the premises required because of the carelessness or indifference of Tenant or because of the nature of Tenant's business, and (iii) for any cleaning done at the request of Tenant of any portions of the premises which may be used for storage, shipping room or other non-office purposes. If the cost to Landlord for cleaning the premises shall be increased due to the installation in the premises, at Tenant's request, of any materials or finish other than those which are building standard, Tenant shall pay to Landlord an amount equal to such increase in cost.

    8.6 ADDITIONAL AIR CONDITIONING EQUIPMENT. In the event Tenant requires additional air conditioning for business machines, meeting rooms or other special purposes, or because of occupancy or excess electrical loads, any additional air conditioning units, chillers, condensers, compressors, ducts, piping and other equipment, such additional air conditioning equipment will be installed and maintained by Landlord at Tenant's sole cost and expense, but only if, in Landlord's reasonable judgment, the same will not cause damage or injury to the Building or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants; and Tenant shall reimburse Landlord in such an amount as will compensate it for the cost incurred by it in operating such additional air conditioning equipment.

    8.7 REPAIRS. Except as otherwise provided in Articles 18 and 20, and subject to Tenant's obligations in Article 14, Landlord shall keep and maintain the roof, exterior walls, structural floor slabs, columns, elevators, public stairways and corridors, lavatories, equipment (including, without limitation, sanitary, electrical, heating, air conditioning, or other systems) and other common facilities of the Building in good condition and repair.

    8.8 INTERRUPTION OR CURTAILMENT OF SERVICES. When necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary to be made, or of difficulty or inability in securing supplies or labor, or of strikes, or of any other cause beyond the control of Landlord, whether such other cause be similar or dissimilar to those hereinabove specifically mentioned until said cause has been removed, Landlord reserves the right to interrupt, curtail, stop or suspend (i) the furnishing of heating, elevator, air conditioning, and cleaning services and (ii) the operation of the plumbing and electric systems. Landlord shall exercise reasonable diligence to eliminate the cause of any such interruption, curtailment, stoppage or suspension, but there shall be no diminution or abatement of rent or other compensation due from Landlord to Tenant hereunder, nor shall this Lease be affected or any of the Tenant's obligations hereunder reduced, and the Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems.

    8.9 ENERGY CONSERVATION. Notwithstanding anything to the contrary in this Article 8 or in this Lease contained, Landlord may institute, and Tenant shall comply with, such policies, programs and measures as may be necessary, required, or expedient for the conservation and/or preservation of energy or energy services, or as may be necessary or required to comply with applicable codes, rules regulations or standards.

    8.10 MISCELLANEOUS. Other than air conditioning, all services provided by Landlord to Tenant are based upon an assumed maximum premises population of one person per two hundred (200) square feet of Total Rentable Area, which limit Tenant shall in no event exceed.

9.  ESCALATION

    9.1 DEFINITIONS. As used in this Article 9, the words and terms which follow mean and include the following:

           (a) "Operating Year" shall mean a calendar year in which occurs any part of the term of this Lease.

           (b) "Operating Costs in the Base Year" shall be the amount as stated in Exhibit 1.

           (c) "Tenant's Proportionate Share" shall be the figure as stated in Exhibit 1.

           (d) "Taxes" shall mean the real estate taxes and other taxes, levies and assessments imposed upon the Building and the land on which it stands and upon any personal property of Landlord used in the operation thereof, or Landlord's interest in the Building or such personal property; charges, fees and assessments for transit, housing, police, fire or other governmental services or purported benefits to the Building; service or user payments in lieu of taxes; and any and all other taxes, levies, betterments, assessments and charges arising from the ownership, leasing, operating, use or occupancy of the Building or based upon rentals derived therefrom, which are or shall be imposed by National, State, Municipal or other authorities. As of the Execution Date, "Taxes" shall not include any franchise, rental, income or profit tax, capital levy or excise, provided, however, that any of the same and any other tax, excise, fee, levy, charge or assessment, however described, that may in the future be levied or assessed as a substitute for or an addition to, in whole or in part, any tax, levy or assessment which would otherwise constitute "Taxes," whether or not now customary or in the contemplation of the parties on the Execution Date of this Lease, shall constitute "Taxes," but only to the extent calculated as if the Building and the land upon which it stands is the only real estate owned by Landlord. "Taxes" shall also include expenses of tax abatement or other proceedings contesting assessments or levies.

           (e) "Tax Base" shall be the amount stated in Exhibit 1 and shall apply to a Tax Period of twelve (12) months. Tax Base shall be reduced pro rata if and to the extent that the Tax Period contains fewer than twelve (12) months.

           (f) "Tax Period" shall be any fiscal/tax period in respect of which Taxes are due and payable to the appropriate governmental taxing authority, any portion of which period occurs during the term of this Lease, the first such Period being the one in which the Term Commencement Date occurs.

           (g)   "Operating Costs":

                 (1) Definition of Operating Costs. "Operating Costs" shall mean all costs incurred and expenditures of whatever nature made by Landlord in the operation and management, for repair and replacements, cleaning and maintenance of the Building and grounds including, without limitation, vehicular and pedestrian passageways related to the Building (but excluding those areas, if any, outside the Building and for which operating expenses are chargeable to non-office (i.e., commercial) tenants), related equipment, facilities and appurtenances, elevators, cooling and heating equipment. In the event that Landlord or Landlord's managers or agents perform services for the benefit of the Building off-site which would otherwise be performed on-site (e.g., accounting), the cost of such services shall be reasonably allocated among the properties benefiting from such service and shall be included in Operating Costs. The Building's pro rata share (as reasonably determined by Landlord) of the cost of operating, managing (including, without limitation, the cost of the management office for the buildings and facilities and the
           Park), maintaining and cleaning (including, without limitation, snow and ice removal) the parking and other common areas and facilities of the Park shared by the Building and other buildings in the Park shall be included in Operating Costs. Operating Costs shall include, without limitation, those categories of "Specifically Included Operating Costs," as set forth below, but shall not include "Excluded Costs," as hereinafter defined.

                 (2) Definition of Excluded Costs. "Excluded Costs" shall be defined as mortgage charges, brokerage commissions, salaries of executives and owners not directly employed in the management/operation of the Building, the cost of work done by Landlord for a particular tenant for which Landlord has the right to be reimbursed by such Tenant, and, subject to Subparagraph (3) below, such portion of expenditures as are not properly chargeable against income.

                 (3)   Capital Expenditures.

                       (i) REPLACEMENTS. If, during the term of this Lease, Landlord shall replace any capital items or make any capital expenditures (collectively called "capital expenditures") the total amount of which is not properly includible in Operating Costs for the Operating Year in which they were made, there shall nevertheless be included in such Operating Costs and in Operating Costs for each succeeding Operating Year the amount, if any, by which the Annual Charge-Off (determined as hereinafter provided) of such capital expenditure (less insurance proceeds, if any, collected by Landlord by reason of damage to, or destruction of the capital item being replace) exceeds the annual Charge-Off of the capital expenditure for the item being replaced.

                       (ii) NEW CAPITAL ITEMS. If a new capital item is acquired which does not replace another capital item which was worn out, has become obsolete, etc., then there shall be included in Operating Costs for each Operating Year in which and after such capital expenditure is made the Annual Charge-Off of such capital expenditure.

                       (iii) ANNUAL CHARGE-OFF. "Annual Charge-Off" shall be
                 defined as the annual amount of principal and interest payments which would be required to repay a loan ("Capital Loan") in equal monthly installments over the Useful Life, as hereinafter defined, of the capital item in question on a direct reduction basis at an annual interest rate equal to the Capital Interest Rate, as hereinafter defined, where the initial principal balance is the cost of the capital item in question. Notwithstanding the foregoing, if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in Building operating expenses including, without limitation, energy-related costs, and that such projected savings will, on an annual basis ("Projected Annual Savings"), exceed the Annual Charge-Off of such capital expenditure computed as aforesaid, then and in such events, the Annual Charge-Off shall be increased to an amount equal to the Projected Annual Savings; and in such circumstances, the increased Annual Charge-Off (in the amount of the Projected Annual Savings) shall be made for such period of time as it would take to fully amortize the cost of the capital item in question, together with interest thereon at the Capital Interest Rate as aforesaid, in equal monthly payments, each in the amount of one-twelfth (1/12th) of the Projected Annual Savings, with such payments being applied first to interest and the balance to principal.

                       (iv) USEFUL LIFE. "Useful Life" shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.

                       (v) CAPITAL INTEREST RATE. "Capital Interest Rate" shall be defined as an annual rate of either one percentage point over the AA Bond rate (Standard & Poor's corporate composite or, if unavailable, its equivalent) as reported in the financial press at the time the capital expenditure is made or, if the capital item is acquired through third-party financing, then the actual (including fluctuating) rate paid by Landlord in financing the acquisition of such capital item.

                 (4) Specifically Included Categories of Operating Costs. Operating Costs shall include, but not be limited to, the following:

                       Taxes (other than real estate taxes): Sales, Federal Social Security, Unemployment and Old Age Taxes and contributions and State Unemployment taxes and contributions accruing to and paid by the Landlord on account of all employees of Landlord and/or Landlord's managing agent, who are employed in, about or on account of the Building, except that taxes levied upon the net income of the Landlord and taxes withheld from employees, and "Taxes" as defined in Article 9.1(d) shall not be included herein.

                       Water: All charges and rates connected with water supplied to the Building and related sewer use charges.

                       Heat and Air Conditioning: All charges connected with heat and air conditioning supplied to the Building.

                       Wages: Wages and cost of all employee benefits of all employees of the Landlord and/or Landlord's managing agent who are employed in, about or on account of the Building.

                       Cleaning: The cost of labor and material for cleaning the Building, surrounding areaways and windows in the Building.

                       Elevator Maintenance: All expenses for or on account of the upkeep and maintenance of all elevators in the Building.

                       Electricity: The cost of all electric current for the operation of any machine, appliance or device used for the operation of the premises and the Building, including the cost of electric current for the elevators, lights, air conditioning and heating, but not including electric current which is paid for directly to the utility by the user/tenant in the Building. (If and so long as Tenant is billed directly by the electric utility for its own consumption as determined by its separate meter, then Operating Costs shall include only Building and public area electric current consumption and not any demised premises electric current consumption. Wherever separate metering is unlawful, prohibited by utility company regulation or tariff or is otherwise impracticable, relevant consumption figures for the purposes of this Article 9 shall be determined by fair and reasonable allocations and engineering estimates made by Landlord. Furthermore, if and to the extent that the Operating-Costs-in-the-Base-Year figure shall include any component representing the cost to the Landlord of electric current supplied to any tenant's premises under so-called "rent-inclusion" lease arrangements, then if such cost is eliminated from Operating Costs in an Operating Year in accordance with the foregoing provisions, the figure for Operating Costs in the Base Year for the purposes of this Article 9 shall likewise be reduced by the amount for such cost component.)

                       Insurance, etc.: Fire, casualty, liability and such other insurance as may from time to time be required by lending institutions on first-class office buildings in the City or Town wherein the Building is located and all other expenses customarily incurred in connection with the operation and maintenance of first-class office buildings in the City or Town wherein the Building is located including, without limitation, a management fee payable by Landlord and rental costs associated with the Park's management office.

           9.2 TAX EXCESS. If in any Tax Period the Taxes exceed the Tax Base, Tenant shall pay to Landlord Tenant's Proportionate Share of such excess, such amount being hereinafter referred to as "Tax Excess." Tax Excess shall be due when billed by Landlord. In implementation and not in limitation of the foregoing, Tenant shall remit to Landlord pro rata monthly installments on account of projected Tax Excess, calculated by Landlord on the basis of the most recent Tax data available. If the total of such monthly remittances on account of any Tax Period is greater than the actual Tax Excess for such Tax Period, Tenant may credit the difference against the next installment of rental or other charges due to Landlord hereunder. If the total of such remittances is less than the actual Tax Excess for such Tax Period, Tenant shall pay the difference to Landlord when billed therefor.

           Appropriate credit against Tax Excess shall be given for any refund obtained by reason of a reduction in any Taxes by the Assessors or the administrative, judicial or other governmental agency responsible therefor. The original computations, as well as reimbursement or payments of additional charges, if any, or allowances, if any, under the provisions of this Article
9.2 shall be based on the original assessed valuations with adjustments to be made at a later date when the tax refund, if any, shall be paid to

Landlord by the taxing authorities. Expenditures for legal fees and for other similar or dissimilar expenses incurred in obtaining the tax refund may be charged against the tax refund before the adjustments are made for the Tax Period.

    9.3 OPERATING EXPENSE EXCESS. If the Operating Costs in any Operating Year exceed the Operating Costs in the Base Year, Tenant shall pay to Landlord Tenant's Proportionate Share of such excess, such amount being hereinafter referred to as "Operating Expense Excess." Operating Expense Excess shall be due when billed by Landlord. In implementation and not in limitation of the foregoing, Tenant shall remit to Landlord pro rata monthly installments on account of projected Operating Expense Excess, calculated by Landlord on the basis of the most recent Operating Costs data or budget available. If the total of such monthly remittances on account of any Operating Year is greater than the actual Operating Expense Excess for such Operating Year, Tenant may credit the difference against the next installment of rent or other charges due to Landlord hereunder. If the total of such remittances is less than actual Operating Expense Excess for such Operating Year, Tenant shall pay the difference to Landlord when billed therefor.

    9.4 PART YEARS. If the Term Commencement Date or the Termination Date occurs in the middle of an Operating Year or Tax Period, Tenant shall be liable for only that portion of the Operating Expense or Tax Excess, as the case may be, in respect of such Operating Year or Tax Period represented by a fraction the numerator of which is the number of days of the herein term which falls within the Operating Year or Tax Period and the denominator of which is three hundred sixty-five (365), or the number of days in said Tax Period, as the case may be.

    9.5 EFFECT OF TAKING. In the event of any taking of the Building or the land upon which it stands under circumstances whereby this Lease shall not terminate under the provisions of Article 20 then, for the purposes of determining Tax Excess, there shall be substituted for the Tax Base originally provided for herein a fraction of such Tax Base, the numerator of which fraction shall be the Taxes for the first Tax Period subsequent to the condemnation or taking which takes into account such condemnation or taking, and the denominator of which shall be the Taxes for the last Tax Period prior to the condemnation or taking, which did not take into account such condemnation or taking. Tenant's Proportionate Share shall be adjusted appropriately to reflect the proportion of the premises and/or the Building remaining after such taking.

    9.6 DISPUTES, ETC. Any disputes arising under this Article 9 may, at the election of either party, be submitted to arbitration as hereinafter provided. Any obligations under this Article 9 which shall not have been paid at the expiration or sooner termination of the term of this Lease shall survive such expiration and shall be paid when and as the amount of same shall be determined to be due.

10. CHANGES OR ALTERATIONS BY LANDLORD

    Landlord reserves the right, exercisable by itself or its nominee, at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant's obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to (i) the Building (including the premises) and the fixtures and equipment thereof, (ii) the street entrances, halls, passages, elevators, escalators, and stairways of the Building, as it may deem necessary or desirable, and
(iii) the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building, or (iv) the parking and other common areas of the Park, provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable interference with the use and enjoyment of, the premises by Tenant. Nothing contained in this Article 10 shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority. Landlord reserves the right to adopt and at any time and from time to time to change the name or address of the Building. Neither this Lease nor any use by Tenant shall give Tenant any right or easement for the use of any door or any passage or any concourse connecting with any other building or to any public convenience, and the use of such doors, passages and concourses and of such conveniences may be regulated or discontinued at any time and from time to time by Landlord without notice to Tenant and without affecting the obligation of Tenant hereunder or incurring any liability to Tenant therefor, provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable interference with the use of the premises by Tenant.

    If at any time any windows of the premises are temporarily closed or darkened for any reason whatsoever including but not limited to, Landlord's own acts, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatements of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.

11. FIXTURES, EQUIPMENT AND IMPROVEMENTS--REMOVAL BY TENANT

    All fixtures, equipment, improvements and appurtenances attached to or built into the premises prior to or during the term, whether by Landlord at its expense or at the expense of Tenant (either or both) or by Tenant shall be and remain part of the premises and shall not be removed by Tenant during or at the end of the term unless Landlord otherwise elects to require Tenant to remove such fixtures, equipment, improvements and appurtenances, in accordance with Articles 12 and/or 22 of the Lease. All electric, telephone, telegraph, communication, radio, plumbing, heating and sprinkling systems, fixtures and outlets, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment, shall be deemed to be included in such fixtures, equipment, improvements and appurtenances, whether or not attached to or built into the premises. Where not built into the premises, all removable electric fixtures, carpets, drinking or tap water facilities, furniture, or trade fixtures or business equipment or Tenant's inventory or stock in trade shall not be deemed to be included in such fixtures, equipment, improvements and appurtenances and may be, and upon the request of Landlord will be, removed by Tenant upon the condition that such removal shall not materially damage the premises or the Building and that the cost of repairing any damage to the premises or the Building arising from installation or such removal shall be paid by Tenant. If this Lease shall be terminated by reason of Tenant's breach or default, then, notwithstanding anything to the contrary in this Lease contained, Landlord shall have a lien against all Tenant's property in the premises or elsewhere in the Building at the time of such termination to secure Landlord's rights under Article 21 hereof. Tenant shall, within ten (10) days of Landlord's written request, from time to time, execute and deliver to Landlord such documentation (e.g., UCC statements) as may be necessary to enable Landlord to perfect such lien.

12. ALTERATION AND IMPROVEMENTS BY TENANT

    Tenant shall make no alterations, decorations, installations, removals, additions or improvements in or to the premises without Landlord's prior written consent and then only those (i) which equal or exceed the specifications and quantities provided in Exhibit 3, and (ii) made by contractors or mechanics approved by Landlord. No installations or work shall be undertaken or begun by Tenant until: (i) Landlord has approved written plans and specifications and a time schedule for such work; (ii) Tenant has made provision for either written waivers of liens from all contractors, laborers and suppliers of materials for such installations or work, the filing of lien bonds on behalf of such contractors, laborers and suppliers, or other appropriate protective measures approved by Landlord; and (iii) Tenant has procured appropriate surety payment and performance bonds. No amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord. Landlord's consent and approval required under this Article 12 shall not be unreasonably withheld. Landlord's approval is solely given for the benefit of Landlord and neither Tenant nor any third party shall have the right to rely upon Landlord's approval of Tenant's plans for any purpose whatsoever. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of Tenant's plans shall in no event relieve Tenant of the responsibility for such design. Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials, whether building standard or non-building standard, appliances or equipment selected by Tenant in connection with any work performed by or on behalf of Tenant in the premises including, without limitation, furniture, carpeting, copiers, laser printers, computers and refrigerators. Any such work, alterations, decorations, installations, removals, additions and improvements shall be done at Tenant's sole expense and at such times and in such manner as Landlord may from time to time designate. If Tenant shall make any alterations, decorations, installations, removals, additions or improvements then Landlord may elect to require the Tenant at the expiration or sooner termination of the term of this Lease to restore the premises to substantially the same condition as existed at the Term Commencement Date. Tenant shall pay, as an additional charge, the entire increase in real estate taxes on the Building which shall, at any time prior to or after the Term Commencement Date, result from or be attributable to any alteration, addition or improvement to the premises made by or for the account of Tenant in excess of the specifications and quantities provided in
Exhibit 3.

13. TENANT'S CONTRACTORS--MECHANICS' AND OTHER LIENS--STANDARD OF TENANT'S PERFORMANCE--COMPLIANCE WITH LAWS

    Whenever Tenant shall make any alterations, decorations, installations, removals, additions or improvements in or to the premises--whether such work be done prior to or after the Term Commencement Date--Tenant will strictly observe the following covenants and agreements:

           (a) Tenant agrees that it will not, either directly or indirectly, use any contractors and/or materials if their use will create any difficulty, whether in the nature of a labor dispute or otherwise, with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building or any part thereof.

           (b) In no event shall any material or equipment be incorporated in or added to the premises, so as to become a fixture or otherwise a part of the Building, in connection with any such alteration, decoration, installation, addition or improvement which is subject to any lien, charge, mortgage or other encumbrance of any kind whatsoever or is subject to any security interest or any form of title retention agreement. No installations or work shall be undertaken or begun by Tenant until (i) Tenant has made provision for written waiver of liens from all contractors, laborers and suppliers of materials for such installations or work, and taken other appropriate protective measures approved by Landlord; and (ii) Tenant has procured appropriate surety payment and performance bonds which shall name Landlord as an additional obligee and has filed lien bonds(s) (in jurisdictions where available) on behalf of such contractors, laborers and suppliers. Any mechanic's lien filed against the premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within ten (10) days thereafter, at Tenant's expense by filing the bond required by law or otherwise. If Tenant fails so to discharge any lien, Landlord may do so at Tenant's expense and Tenant shall reimburse Landlord for any expense or cost incurred by Landlord in so doing with fifteen (15) days after rendition of a bill therefor.

           (c) All installations or work done by Tenant shall be at its own expense and shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof; (ii) orders, rules and regulations of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, and governing insurance rating bureaus; (iii) Rules and Regulations of Landlord; and (iv) plans and specifications prepared by and at the expense of Tenant theretofore submitted to and approved by Landlord.

           (d) Tenant shall procure all necessary permits before undertaking any work in the premises; do all of such work in a good and workmanlike manner, employing materials of good quality and complying with all governmental requirements; and defend, save harmless, exonerate and indemnify Landlord from all injury, loss or damage to any person or property occasioned by or growing out of such work. Tenant shall cause contractors employed by Tenant to carry Worker's Compensation Insurance in accordance with statutory requirements, Automobile Liability Insurance and, naming Landlord as an additional insured, Commercial General Liability Insurance covering such contractors on or about the premises in the amounts stated in
Article 15 hereof or in such other reasonable amounts as Landlord shall require and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work.

14. REPAIRS BY TENANT--FLOOR LOAD

    14.1 REPAIRS BY TENANT. Tenant shall keep all and singular the premises neat and clean (including periodic rug shampoo and waxing of tiled floors and cleaning of blinds and drapes) and in such repair, order and condition as the same are in on the Term Commencement Date or may be put in during the term hereof, reasonable use and wearing thereof and damage by fire or by other casualty excepted. Tenant shall be solely responsible for the proper maintenance of all equipment and appliances operated by Tenant, including, without limitation, copiers, laser printers, computers and refrigerators. Tenant shall make, as and when needed as a result of misuse by, or neglect or improper conduct of, Tenant or Tenant's servants, employees, agents, contractors, invitees, or licensees or otherwise, all repairs in and about the premises necessary to preserve them in such repair, order and condition, which repairs shall be in quality and class equal to the original work. Landlord may elect, at the expense of Tenant, to make any such repairs or to repair any damage or injury to the Building or the premises caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or by misuse by, or neglect, or improper conduct of, Tenant or Tenant's servants, employees, agents, contractors, or licensees.

    14.2 FLOOR LOAD--HEAVY MACHINERY. Tenant shall not place a load upon any floor of the premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter, or fixtures into or out of the Building without Landlord's prior written consent. If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do said work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant and Tenant will defend, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving. Proper placement of all such business machines, etc., in the premises shall be Tenant's responsibility.

15. INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION

    15.1 GENERAL LIABILITY INSURANCE. Tenant shall procure, and keep in force and pay for Commercial General Liability Insurance insuring Tenant on an occurrence basis against all claims and demands for personal injury liability (including, without limitation, bodily injury, sickness, disease, and death) or damage to property which may be claimed to have occurred from and after the time Tenant and/or its contractors enter the premises in accordance with Article 4 of this Lease, of not less than Two Million ($2,000,000) Dollars in the event of personal injury to any number of persons or damage to property, arising out of any one occurrence, and from time to time thereafter shall be not less than such higher amounts, if procurable, as may be reasonably required by Landlord and are customarily carried by responsible similar tenants in the City or Town wherein the Building is located.

    15.2 CERTIFICATES OF INSURANCE. Such insurance shall be effected with insurers approved by Landlord, authorized to do business in the State wherein the Building is situated under valid and enforceable policies wherein Tenant names Landlord and Landlord's managing agent as additional insureds. Such insurance shall provide that it shall not be canceled or modified without at least thirty (30) days' prior written notice to each insured named therein. On or before the time Tenant and/or its contractors enter the premises in accordance with Articles 4 and 14 of this Lease and thereafter not less than fifteen (15) days prior to the expiration date of each expiring policy, original copies of the policies provided for in Article 15.1 issued by the respective insurers, or certificates of such policies setting forth in full the provisions thereof and issued by such insurers together with evidence satisfactory to Landlord of the payment of all premiums for such policies, shall be delivered by Tenant to Landlord and certificates as aforesaid of such policies shall upon request of Landlord, be delivered by Tenant to the holder of any mortgage affecting the premises.

    15.3 GENERAL. Tenant will save Landlord, its agents and employees, harmless and will exonerate, defend and indemnify Landlord, its agents and employees, from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority arising from the Tenant's breach of the Lease or:

           (a) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring on the premises on account of or based upon the act, omission, fault, negligence or misconduct of any person whomsoever (except to the extent the same is caused by Landlord, its agents, contractors or employees);

           (b) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring elsewhere (other than on the premises) in or about the Building (and, in particular, without limiting the generality of the foregoing, on or about the elevators, stairways, public corridors, sidewalks, concourses, arcades, malls, galleries, vehicular tunnels, approaches, areaways, roof, or other appurtenances and facilities used in connection with the Building or premises) arising out of the use or occupancy of the Building or premises by the Tenant, or by any person claiming by, through or under Tenant, or on account of or based upon the act, omission, fault, negligence or misconduct of Tenant, its agents, employees or contractors; and

           (c) On account of or based upon (including monies due on account of) any work or thing whatsoever done (other than by Landlord or its contractors, or agents or employees of either) on the premises during the term of this Lease and during the period of time, if any, prior to the Term Commencement Date that Tenant may have been given access to the premises.

           (d) Tenant's obligations under this Article 15.3 shall be insured either under the Commercial General Liability Insurance required under Article 15.1, above, or by a contractual insurance rider or other coverage; and certificates of insurance in respect thereof shall be provided by Tenant to Landlord upon request.

    15.4 PROPERTY OF TENANT. In addition to and not in limitation of the foregoing, Tenant covenants and agrees that, to the maximum extent permitted by law, all merchandise, furniture, fixtures and property of every kind, nature and description related or arising out of Tenant's leasehold estate hereunder, which may be in or upon the premises or Building, in the public corridors, or on the sidewalks, areaways and approaches adjacent thereto, shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever no part of said damage or loss shall be charged to, or borne by, Landlord.

    15.5 BURSTING OF PIPES, ETC. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, air contaminants or emissions, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances, equipment or plumbing works or from the roof, street or sub-surface or from any other place or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, unless caused by or due to the negligence of Landlord, its agents, servants or employees, and then only after (i) notice to Landlord of the condition claimed to constitute negligence and (ii) the expiration of a reasonable time after such notice has been received by Landlord without Landlord having taken all reasonable and practicable means to cure or correct such condition; and pending such cure or correction by Landlord, Tenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property. In no event shall Landlord be liable for any loss, the risk of which is covered by Tenant's insurance or is required to be so covered by this Lease; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public, or quasi-public work; nor shall Landlord be liable for any latent defect in the premises or in the Building.

    15.6 REPAIRS AND ALTERATIONS--NO DIMINUTION OF RENTAL VALUE. Except as otherwise provided in Article 18, there shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to Tenant arising from any repairs, alterations, additions, replacements or improvements made by Landlord, Tenant or others in or to any portion of the Building or premises or any property adjoining the Building, or in or to fixtures, appurtenances, or equipment thereof, or for failure of Landlord or others to make any repairs, alterations, additions or improvements in or to any portion of the Building, or of the premises, or in or to the fixtures, appurtenances or equipment thereof.

16. ASSIGNMENT, MORTGAGING AND SUBLETTING

    Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, voluntarily, by operation of law or otherwise, and that neither the premises, nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, or permitted to be used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Tenant, or for any use or purpose other than as stated in Exhibit 1, or be sublet, or offered or advertised for subletting. Notwithstanding the foregoing, it is hereby expressly understood and agreed however, if Tenant is a corporation, that the assignment or transfer of this Lease, and the term and estate hereby granted, to any corporation into which Tenant is merged or with which Tenant is consolidated which corporation shall have a net worth at least equal to that of Tenant immediately prior to such merger or consolidation (such corporation being hereinafter called "Assignee"), shall not be deemed to be prohibited hereby if, and upon the express condition that Assignee and Tenant shall promptly execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby Assignee shall agree to be independently bound by and upon all the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed, and whereby Assignee shall expressly agree that the provisions of this Article 16 shall, notwithstanding such assignment or transfer, continue to be binding upon it with respect to all future assignments and transfers.

    If Tenant is an individual who uses and/or occupies the premises with partners, or if Tenant is a partnership, then:

           (i) Each present and future partner shall be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed; and

           (ii) In confirmation of the foregoing, Landlord may (but without being required to do so) request (and Tenant shall duly comply) that Tenant, at the time that Tenant admits any new partner to its partnership, shall require each such new partner to execute an agreement in form and substance satisfactory to Landlord whereby such new partner shall agree to be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed, without regard to the time when such new partner is admitted to partnership or when any obligations under any such covenants, etc., accrue.

    The listing of any name other than that of Tenant, whether on the doors of the premises or on the Building directory, or otherwise, shall not operate to vest in any such other person, firm or corporation any right or interest in this Lease or in the premises or be deemed to effect or evidence any consent of Landlord, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

    If this Lease be assigned, or if the premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved then due and thereafter becoming due, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Any consent by Landlord to a particular assignment or subletting shall not in any way diminish the prohibition stated in the first sentence of this Article 16 or the continuing liability of the Tenant named on Exhibit 1 as the party Tenant under this Lease. No assignment or subletting shall affect the purpose for which the premises may be used as stated in Exhibit 1.

17. MISCELLANEOUS COVENANTS

    Tenant covenants and agrees as follows:

    17.1 RULES AND REGULATIONS. Tenant will faithfully observe and comply with the Rules and Regulations, if any, annexed hereto and such other and further reasonable Rules and Regulations as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant, which in the reasonable judgment of Landlord shall be necessary for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building, provided, however, that in the case of any conflict between the provisions of this Lease and any such regulations, the provisions of this Lease shall control, and provided further that nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, contractors, visitors, invitees or licensees.

    17.2 ACCESS TO PREMISES--SHORING. Tenant shall: (i) permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the premises, provided the same do not materially reduce the floor area or materially adversely affect the appearance thereof; (ii) upon prior oral notice (except that no notice shall be required in emergency situations), permit Landlord and any mortgagee of the Building or the Building and land or of the interest of Landlord therein, and any lessor under any ground or underlying lease, and their representatives, to have free and unrestricted access to and to enter upon the premises at all reasonable hours for the purposes of inspection or of making repairs, replacements or improvements in or to the premises or the Building or equipment (including, without limitation, sanitary, electrical, heating, air conditioning or other systems) or of complying with all laws, orders and requirements of governmental or other authority or of exercising any right reserved to Landlord by this Lease (including the right during the progress of any such repairs, replacements or improvements or while performing work and furnishing materials in connection with compliance with any such laws, orders or requirements to take upon or through, or to keep and store within, the premises all necessary materials, tools and equipment); and (iii) permit Landlord, at reasonable times, to show the premises during ordinary business hours to any existing or prospective mortgagee, ground lessor, space lessee, purchaser, or assignee of any mortgage, of the Building or of the Building and the land or of the interest of Landlord therein, and during the period of 12 months next preceding the Termination Date to any person contemplating the leasing of the premises or any part thereof. If, during the last month of the term, Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may immediately enter and alter, renovate and redecorate the premises, without elimination or abatement of rent, or incurring liability to Tenant for any compensation, and such acts shall have no effect upon this Lease. If Tenant shall not be personally present to open and permit an entry into the premises at any time when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord's agents may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations and covenants of this Lease. Provided that Landlord shall incur no additional expense thereby, Landlord shall exercise its rights of access to the premises permitted under any of the terms and provisions of this Lease in such manner as to minimize to the extent practicable interference with Tenant's use and occupation of the premises. If an excavation shall be made upon land adjacent to the premises or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the premises for the purpose of doing such work as said person shall deem necessary to preserve the Building from injury or damage and to support the same by proper foundations without any claims for damages or indemnity against Landlord, or diminution or abatement of rent.

    17.3 ACCIDENTS TO SANITARY AND OTHER SYSTEMS. Tenant shall give to Landlord prompt notice of any fire or accident in the premises or in the Building and of any damage to, or defective condition in, any part or appurtenance of the Building including, without limitation, sanitary, electrical, ventilation, heating and air conditioning or other systems located in, or passing through, the premises. Except as otherwise provided in Articles 18 and 20, and subject to Tenant's obligations in Article 14, such damage or defective condition shall be remedied by Landlord with reasonable diligence, but if such damage or defective condition was caused by Tenant or by the employees, licensees, contractors or invitees of Tenant, the cost to remedy the same shall be paid by Tenant. In addition, all reasonable costs incurred by Landlord in connection with the investigation of any notice given by Tenant shall be paid by Tenant if the reported damage or defective condition was caused by Tenant or by the employees, licensees, contractors, or invitees of Tenant. Tenant shall not be entitled to claim any eviction from the premises or any damages arising from any such damage or defect unless the same (i) shall have been occasioned by the negligence of the Landlord, its agents, servants or employees and (ii) shall not, after notice to Landlord of the condition claimed to constitute negligence, have been cured or corrected within a reasonable time after such notice has been received by Landlord; and in case of a claim of eviction unless such damage or defective condition shall have rendered the premises untenantable and they shall not have been made tenantable by Landlord within a reasonable time.

    17.4 SIGNS, BLINDS AND DRAPES. Tenant shall put no signs in any part of the Building. No signs or blinds may be put on or in any window or elsewhere if visible from the exterior of the Building, nor may the building standard drapes or blinds be removed by Tenant. Tenant may hang its own drapes, provided that they shall not in any way interfere with the building standard drapery or blinds or be visible from the exterior of the Building and that such drapes are so hung and installed that when drawn, the building standard drapery or blinds are automatically also drawn. Any signs or lettering in the public corridors or on the doors shall conform to Landlord's building standard design. Neither Landlord's name, nor the name of the Building or the Park, or the name of any other structure erected therein shall be used without Landlord's consent in any advertising material (except on business stationery or as an address in advertising matter), nor shall any such name, as aforesaid, be used in any undignified, confusing, detrimental or misleading manner.

    17.5 ESTOPPEL CERTIFICATE. Tenant shall at any time and from time to time upon not less than ten (10) days' prior notice by Landlord to Tenant, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Yearly Rent and other charges have been paid in advance, if any, stating whether or not Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default and such other facts as Landlord may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Building or of the Building and the land or of any interest of Landlord therein, any mortgagee or prospective mortgagee thereof, any lessor or prospective lessor thereof, any lessee or prospective lessee thereof, or any prospective assignee of any mortgage thereof. Time is of the essence in respect of any such requested certificate, Tenant hereby acknowledging the importance of such certificates in mortgage financing arrangements, prospective sale and the like. Tenant hereby appoints Landlord Tenant's attorney-in-fact in its name and behalf to execute such statement if Tenant shall fail to execute such statement within such ten-(10)-day period.

    17.6 PROHIBITED MATERIALS AND PROPERTY. Tenant shall not bring or permit to be brought or kept in or on the premises or elsewhere in the Building (i) any inflammable, combustible or explosive fluid, material, chemical or substance including, without limitation, any hazardous substances as defined under Massachusetts General Laws chapter 21E, the Federal Comprehensive Environmental Response Compensation and Liability Act (CERCLA), 42 USC Section 9601 ET SEQ., as amended, under Section 3001 of the Federal Resource Conservation and Recovery Act of 1976, as amended, or under any regulation of any governmental authority regulating environmental or health matters (except for standard office supplies stored in proper containers),
(ii) any materials, appliances or equipment (including, without limitation, materials, appliances and equipment selected by Tenant for the construction or other preparation of the premises and furniture and carpeting) which pose any danger to life, safety or health or may cause damage, injury or death;
(iii) any unique, unusually valuable, rare or exotic property, work of art or the like unless the same is fully insured under all-risk coverage, or (iv) any data processing, electronic, optical or other equipment or property of a delicate, fragile or vulnerable nature unless the same are housed, shielded and protected against harm and damage, whether by cleaning or maintenance personnel, radiations or emanations from other equipment now or hereafter installed in the Building, or otherwise. Nor shall Tenant cause or permit any potentially harmful air emissions, odors of cooking or other processes, or any unusual or other objectionable odors or emissions to emanate from or permeate the premises.

    17.7. REQUIREMENTS OF LAW--FINES AND PENALTIES. Tenant at its sole expense shall comply with all laws, rules, orders and regulations, including, without limitation, all energy-related requirements, of Federal, State, County and Municipal Authorities and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to or arising out of Tenant's use or occupancy of the premises. Tenant shall reimburse and compensate Landlord for all expenditures made by, or damages or fines sustained or incurred by, Landlord due to nonperformance or noncompliance with or breach or failure to observe any item, covenant, or condition of this Lease upon Tenant's part to be kept, observed, performed or complied with. If Tenant receives notice of any violation of law, ordinance, order or regulation applicable to the premises, it shall give prompt notice thereof to Landlord.

    17.8 TENANT'S ACTS--EFFECT ON INSURANCE. Tenant shall not do or permit to be done any act or thing upon the premises or elsewhere in the Building which will invalidate or be in conflict with any insurance policies covering the Building and the fixtures and property therein; and shall not do, or permit to be done, any act or thing upon the premises which shall subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon said premises or for any other reason. Tenant at its own expense shall comply with all rules, orders, regulations and requirements of the Board of Fire Underwriters, or any other similar body having jurisdiction, and shall not (i) do, or permit anything to be done, in or upon the premises, or bring or keep anything therein, except as now or hereafter permitted by the Fire Department, Board of Underwriters, Fire Insurance Rating Organization, or other authority having jurisdiction, and then only in such quantity and manner of storage as will not increase the rate for any insurance applicable to the Building, or (ii) use the premises in a manner which shall increase such insurance rates on the Building, or on property located therein, over that applicable when Tenant first took occupancy of the premises hereunder. If by reason of the failure of Tenant to comply with the provisions hereof the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, the Tenant shall reimburse Landlord for that part of any insurance premiums thereafter paid by Landlord, which shall have been charged because of such failure by Tenant.

    17.9 MISCELLANEOUS. Tenant shall not suffer or permit the premises or any fixtures, equipment or utilities therein or serving the same, to be overloaded, damaged or defaced, nor permit any hole to be drilled or made in any part thereof. Tenant shall not suffer or permit any employee, contractor, business invitee or visitor to violate any covenant, agreement or obligations of the Tenant under this Lease.

18. DAMAGE BY FIRE, ETC.

    During the entire term of this Lease, and adjusting insurance coverages to reflect current values from time to time:--(i) Landlord shall keep the Building (excluding work, installations, improvements and betterments in the premises which exceed the specifications provided in Exhibit 3, [called "Over-Building-Standard Property"] and any other property installed by or at the expense of Tenant) insured against loss or damage caused by any peril covered under fire, extended coverage and all risk insurance in an amount equal to one hundred percent (100%) of the full insurable value thereof above foundation walls; and (ii) Tenant shall keep its personal property in and about the premises and the Over-Building-Standard Property insured against loss or damage caused by any peril covered under fire, extended coverage and all risk insurance in an amount equal to one hundred percent (100%) of the full insurable value thereof. Such Tenant's insurance shall insure the interests of both Landlord and Tenant as their respective interests may appear from time to time and shall name Landlord as an additional insured; and the proceeds thereof shall be used only for the replacement or restoration of such personal property and the Over-Building-Standard Property.

    If any portion of the premises required to be insured by Landlord under the preceding paragraph shall be damaged by fire or other insured casualty, Landlord shall proceed with diligence, subject to the then applicable statutes, building codes, zoning ordinances, and regulations of any governmental authority, and at the expense of Landlord (but only to the extent of insurance proceeds made available to Landlord by any mortgagee and/or ground lessor of the real property of which the premises are a part) to repair or cause to be repaired such damage, provided, however, in respect of any Over-Building Standard Property as shall have been damaged by such fire or other casualty and which (in the judgment of Landlord) can more effectively be repaired as an integral part of Landlord's repair work on the premises, that such repairs to such Tenant's alterations, decorations, additions and improvements shall be performed by Landlord but at Tenant's expense; in all other respects, all repairs to and replacements of Tenant's property and Over-Building-Standard Property shall be made by and at the expense of Tenant. If the premises or any part thereof shall have been rendered unfit for use and occupation hereunder by reason of such damage the Yearly Rent or a just and proportionate part thereof, according to the nature and extent to which the premises shall have been so rendered unfit, shall be suspended or abated until the premises (except as to the property which is to be repaired by or at the expense of Tenant) shall have been restored as nearly as practicably may be to the condition in which they were immediately prior to such fire or other casualty, provided, however, that if Landlord or any mortgagee of the Building or of the Building and the land shall be unable to collect the insurance proceeds (including rent insurance proceeds) applicable to such damage because of some action or inaction on the part of Tenant, or the employees, licensees or invitees of Tenant, the cost of repairing such damage shall be paid by Tenant and there shall be no abatement of rent. Landlord shall not be liable for delays in the making of any such repairs which are due to government regulation, casualties and strikes, unavailability of labor and materials, and other causes beyond the reasonable control of Landlord, nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage. If (i) the premises are so damaged by fire or other casualty (whether or not insured) at any time during the last thirty months of the term hereof that the cost to repair such damage is reasonably estimated to exceed one third of the total Yearly Rent payable hereunder for the period from the estimated date of restoration until the Termination Date, or (ii) the Building (whether or not including any portion of the premises) is so damaged by fire or other casualty (whether or not insured) that substantial alteration or reconstruction or demolition of the Building shall in Landlord's judgment be required, then and in either of such events, this Lease and the term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following such fire or other casualty, the effective termination date of which shall be not less than thirty (30) days after the day on which such termination notice is received by Tenant. In the event of any termination, this Lease and the term hereof shall expire as of such effective termination date as though that were the Termination Date as stated in Exhibit 1 and the Yearly Rent shall be apportioned as of such date; and if the premises or any part thereof shall have been rendered unfit for use and occupation by reason of such damage the Yearly Rent for the period from the date of the fire or other casualty to the effective termination date, or a just and proportionate part thereof, according to the nature and extent to which the premises shall have been so rendered unfit, shall be abated.

19. WAIVER OF SUBROGATION

    In any case in which Tenant shall be obligated to pay to Landlord any loss, cost, damage, liability or expense suffered or incurred by Landlord, Landlord shall allow to Tenant as an offset against the amount thereof (i) the net proceeds of any insurance collected by Landlord for or on account of such loss, cost, damage, liability or expense, provided that the allowance of such offset does not invalidate or prejudice the policy or policies under which such proceeds were payable, and (ii) if such loss, cost, damage, liability or expense shall have been caused by a peril against which Landlord has agreed to procure insurance coverage under the terms of this Lease, the amount of such insurance coverage, whether or not actually procured by Landlord.

    In any case in which Landlord or Landlord's managing agent shall be obligated to pay to Tenant any loss, cost, damage, liability or expense suffered or incurred by Tenant, Tenant shall allow to Landlord or Landlord's managing agent, as the case may be, as an offset against the amount thereof
(i) the net proceeds of any insurance collected by Tenant for or on account of such loss, cost, damage, liability, or expense, provided that the allowance of such offset does not invalidate the policy or policies under which such proceeds were payable and (ii) the amount of any loss, cost, damage, liability or expense caused by a peril covered by fire insurance with the broadest form of property insurance generally available on property in buildings of the type of the Building, whether or not actually procured by Tenant.

    The parties hereto shall each procure an appropriate clause in, or endorsement on, any property insurance policy covering the premises and the Building and personal property, fixtures and equipment located thereon and therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery in favor of either party, its respective agents or employees. Having obtained such clauses and/or endorsements, each party hereby agrees that it will not make any claim against or seek to recover from the other or its agents or employees for any loss or damage to its property or the property of others resulting from fire or other perils covered by such property insurance.

20. CONDEMNATION - EMINENT DOMAIN

    In the event that the premises or any part thereof, or the whole or any part of the Building, shall be taken or appropriated by eminent domain or shall be condemned for any public or quasi-public use, or (by virtue of any such taking, appropriation or condemnation) shall suffer any damage (direct, indirect or consequential) for which Landlord or Tenant shall be entitled to compensation, then (and in any such event) this Lease and the term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following the date on which Landlord shall have received notice of such taking, appropriation or condemnation. In the event that a substantial part of the premises or of the means of access thereto shall be so taken, appropriated or condemned, then (and in any such event) this Lease and the term hereof may be terminated at the election of Tenant by a notice in writing of its election so to terminate which shall be given by Tenant to Landlord within sixty (60) days following the date on which Tenant shall have received notice of such taking, appropriation or condemnation.

    Upon the giving of any such notice of termination (either by Landlord or Tenant) this Lease and the term hereof shall terminate on or retroactively as of the date on which Tenant shall be required to vacate any part of the premises or shall be deprived of a substantial part of the means of access thereto, provided, however, that Landlord may in Landlord's notice elect to terminate this Lease and the term hereof retroactively as of the date on which such taking, appropriation or condemnation became legally effective. In the event of any such termination, this Lease and the term hereof shall expire as of such effective termination date as though that were the Termination Date as stated in Exhibit 1, and the Yearly Rent shall be apportioned as of such date. If neither party (having the right so to do) elects to terminate Landlord will, with reasonable diligence and at Landlord's expense, restore the remainder of the premises, or the remainder of the means of access, as nearly as practicably may be to the same condition as obtained prior to such taking, appropriation or condemnation in which event (i) the Total Rentable Area shall be equitably adjusted, (ii) a just proportion of the Yearly Rent, according to the nature and extent of the taking, appropriation or condemnation and the resulting permanent injury to the premises and the means of access thereto, shall be permanently abated, and (iii) a just proportion of the remainder of the Yearly Rent, according to the nature and extent of the taking, appropriation or condemnation and the resultant injury sustained by the premises and the means of access thereto, shall be abated until what remains of the premises and the means of access thereto shall have been restored as fully as may be for permanent use and occupation by Tenant hereunder. Except for any award specifically reimbursing Tenant for moving or relocation expenses, there are expressly reserved to Landlord all rights to compensation and damages created, accrued or accruing by reason of any such taking, appropriation or condemnation, in implementation and in confirmation of which Tenant does hereby acknowledge that Landlord shall be entitled to receive all such compensation and damages, grant to Landlord all and whatever rights (if any) Tenant may have to such compensation and damages, and agree to execute and deliver all and whatever further instruments of assignment as Landlord may from time to time request. In the event of any taking of the premises or any part thereof for temporary (i.e., not in excess of one (1) year) use, (i) this Lease shall be and remain unaffected thereby, and (ii) Tenant shall be entitled to receive for itself any award made to the extent allocable to the premises in respect of such taking on account of such use, provided, that if any taking is for a period extending beyond the term of this Lease, such award shall be apportioned between Landlord and Tenant as of the Termination Date or earlier termination of this Lease.

21. DEFAULT

    21.1 CONDITIONS OF LIMITATION - RE-ENTRY - TERMINATION. This Lease and the herein term and estate are, upon the condition that if (a) subject to
Article 21.7, Tenant shall neglect or fail to perform or observe any of the Tenant's covenants or agreements herein, including (without limitation) the covenants or agreements with regard to the payment when due of rent, additional charges, reimbursement for increase in Landlord's costs, or any other charge payable by Tenant to Landlord (all of which shall be considered as part of Yearly Rent for the purposes of invoking Landlord's statutory or other rights and remedies in respect of payment defaults); or (b) Tenant shall desert or abandon the premises or the same shall become, or shall appear to have become, vacant (whether or not the keys shall have been surrendered or the rent shall have been paid); or (c) Tenant shall be involved in financial difficulties as evidenced by an admission in writing by Tenant of Tenant's inability to pay its debts generally as they become due, or by the making or offering to make a composition of its debts with its creditors; or (d) Tenant shall make an assignment or trust mortgage, or other conveyance or transfer of like nature, of all or a substantial part of its property for the benefit of its creditors, or (e) an attachment on mesne process, on execution or otherwise, or other legal process shall issue against Tenant or its property and a sale of any of its assets shall be held thereunder; or (f) any judgment, final beyond appeal or any lien, attachment or the like shall be entered, recorded or filed against Tenant in any court, registry, etc. and Tenant shall fail to pay such judgment within thirty (30) days after the judgment shall have become final beyond appeal or to discharge or secure by surety bond such lien, attachment, etc. within thirty (30) days of such entry, recording or filing, as the case may be; or (g) the leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within thirty (30) days thereafter; or (h) a receiver, sequesterer, trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant's property and such appointment shall not be vacated within thirty (30) days;
or (i) any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors, and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within thirty (30) days or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding, or (j) any event shall occur or any contingency shall arise whereby this Lease, or the term and estate thereby created, would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under Article 16 hereof - then, and in any such event (except as hereinafter in Article 21.2 otherwise provided) Landlord may, by notice to Tenant, elect to terminate this Lease; and thereupon (and without prejudice to any remedies which might otherwise be available for arrears of rent or other charges due hereunder or preceding breach of covenant or agreement and without prejudice to Tenant's liability for damages as hereinafter stated), upon the giving of such notice, this Lease shall terminate as of the date specified therein as though that were the Termination Date as stated in Exhibit 1. Without being taken or deemed to be guilty of any manner of trespass or conversion, and without being liable to indictment, prosecution or damages therefor, Landlord may, forcibly if necessary, enter into and upon the premises (or any part thereof in the name of the whole); repossess the same as of its former estate; and expel Tenant and those claiming under Tenant. Wherever "Tenant" is used in subdivisions
(c), (d), (e), (f), (g), (h) and (i) of this Article 21.1, it shall be deemed to include any one of (i) any corporation of which Tenant is a controlled subsidiary and (ii) any guarantor of any of Tenant's obligations under this Lease. The words "re-entry" and "re-enter" as used in this Lease are not restricted to their technical legal meanings.

    21.2 DAMAGES - ASSIGNMENT FOR BENEFIT OF CREDITORS. For the more effectual securing to Landlord of the rent and other charges and payments reserved hereunder, it is agreed as a further condition of this Lease that if at any time Tenant shall make any transfer similar to or in the nature of an assignment of its property for the benefit of its creditors, the term and estate hereby created shall terminate ipso facto, without entry or other action by Landlord; and notwithstanding any other provisions of this Lease, Landlord shall forthwith upon such termination, without prejudice to any remedies which might otherwise be available for arrears of rent or other charges due hereunder or preceding breach of this Lease, be ipso facto entitled to recover as liquidated damages the sum of (a) the amount described in clause (x) of Article 21.3 and (b) (in view of the uncertainty of prompt re-letting and the expense entailed in re-letting the premises) an amount equal to the rent and other charges payable for and in respect of the twelve-(12)-month period next preceding the date of termination, as aforesaid.

     21.3 DAMAGES - TERMINATION. Upon the termination of this Lease under the provisions of this Article 21, then except as hereinabove in Article 21.2 otherwise provided, Tenant shall pay to Landlord the rent and other charges payable by Tenant to Landlord up to the time of such termination, shall continue to be liable for any preceding breach of covenant, and in addition, shall pay to Landlord as damages, at the election of Landlord either:

           (x) the amount by which, at the time of the termination of this Lease (or at any time thereafter if Landlord shall have initially elected damages under subparagraph (y), below), (i) the aggregate of the rent and other charges projected over the period commencing with such termination and ending on the Termination Date as stated in Exhibit 1 exceeds (ii) the aggregate projected rental value of the premises for such period;

    or:

          (y) amounts equal to the rent and other charges which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefore specified herein following such termination and until the Termination Date as specified in Exhibit 1, provided, however, if Landlord shall re-let the premises during such period, that Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease, as well as the expenses of re-letting, including altering and preparing the premises for new tenants, brokers' commissions, and all other similar and dissimilar expenses properly chargeable against the premises and the rental therefrom, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining term of this Lease: and provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Subparagraph (y) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit. If the premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

     In calculating the rent and other charges under Subparagraph (x), above, there shall be included, in addition to the Yearly Rent, Tax Excess and Operating Expense Excess and all other considerations agreed to be paid or performed by Tenant, on the assumption that all such amounts and considerations would have remained constant (except as herein otherwise provided) for the balance of the full term hereby granted.

     Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated hereunder.

     Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

     21.4  FEES AND EXPENSES.

           (a) If Tenant shall default in the performance of any covenant on Tenant's part to be performed as in this Lease contained, Landlord may immediately, or at any time thereafter, without notice, perform the same for the account of Tenant. If Landlord at any time is compelled to pay or elects to pay any sum of money, or do any act which will require the payment of any sum of money, by reason of the failure of Tenant to comply with any provision hereof, or if Landlord is compelled to or does incur any expense, including reasonable attorneys' fees, in instituting, prosecuting, and/or defending any action or proceeding instituted by reason of any default of Tenant hereunder, Tenant shall on demand pay to Landlord by way of reimbursement the sum or sums so paid by Landlord with all costs and damages, plus interest computed as provided in Article 6 hereof.

           (b) Tenant shall pay Landlord's cost and expense, including reasonable attorneys' fees, incurred (i) in enforcing any obligation of Tenant under this Lease or (ii) as a result of Landlord, without its fault, being made party to any litigation pending by or against Tenant or any persons claiming through or under Tenant.

    21.5 WAIVER OF REDEMPTION. Tenant does hereby waive and surrender all rights and privileges which it might have under or by reason of any present or future law to redeem the premises or to have a continuance of this Lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

    21.6 LANDLORD'S REMEDIES NOT EXCLUSIVE. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be lawfully entitled, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

    21.7 GRACE PERIOD. Notwithstanding anything to the contrary in this Article contained, Landlord agrees not to take any action to terminate this Lease (a) for default by Tenant in the payment when due of any sum of money, if Tenant shall cure such default within ten (10) days after written notice thereof is given by Landlord to Tenant, provided, however, that no such notice need be given and no such default in the payment of money shall be curable if on two (2) prior occasions there had been a default in the payment of money which had been cured after notice thereof had been given by Landlord to Tenant as herein provided or (b) for default by Tenant in the performance of any covenant other than a covenant to pay a sum of money, if Tenant shall cure such default within a period of thirty (30) days after written notice thereof given by Landlord to Tenant (except where the nature of the default is such that remedial action should appropriately take place sooner, as indicated in such written notice), or within such additional period as may reasonably be required to cure such default if (because of governmental restrictions or any other cause beyond the reasonable control of Tenant) the default is of such a nature that it cannot be cured within such thirty-(30)-day period, however, (1) that there shall be no extension of time beyond such thirty-(30)-day period for the curing of any such default unless, not more than ten (10) days after the receipt of the notice of default. Tenant in writing (i) shall specify the cause on account of which the default cannot be cured during such period and shall advise Landlord of its intention duly to institute all steps necessary to cure the default and (ii) shall, as soon as reasonably practicable, duly institute and thereafter diligently prosecute to completion all steps necessary to cure such default and, (2) that no notice of the opportunity to cure a default need be given, and no grace period whatsoever shall be allowed to Tenant, if the default is incurable or if the covenant or condition the breach of which gave rise to default had, by reason of a breach on a prior occasion, been the subject of a notice hereunder to cure such default.

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

    Notwithstanding anything to the contrary in this Article 21.7 contained, except to the extent prohibited by applicable law, any statutory notice and grace periods provided to Tenant by law are hereby expressly waived by Tenant.

22. END OF TERM - ABANDONED PROPERTY

    Upon the expiration or other termination of the term of this Lease, Tenant shall peaceably quit and surrender to Landlord the premises and all alterations and additions thereto, broom clean, in good order, repair and condition (except as provided herein and in Articles 8.7, 18 and 20) excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. Tenant shall remove all of its property and, to the extent specified by Landlord, all alterations and additions made by Tenant and all partitions wholly within the premises, and shall repair any damages to the premises or the Building caused by their installation or by such removal. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

    Tenant will remove any personal property from the Building and the premises upon or prior to the expiration or termination of this Lease and any such property which shall remain in the Building or the premises thereafter shall be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, that Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage, any arrears of Yearly Rent, additional or other charges hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under
Article 21 hereof or pursuant to law.

    If Tenant or anyone claiming under Tenant shall remain in possession of the premises or any part thereof after the expiration or prior termination of the term of this Lease without any agreement in writing between Landlord and Tenant with respect thereto, then, prior to the acceptance of any payments for rent or use and occupancy by Landlord, the person remaining in possession shall be deemed a tenant-at-sufferance. Whereas the parties hereby acknowledge that Landlord may need the premises after the expiration or prior termination of the term of the Lease for other tenants and that the damages which Landlord may suffer as the result of Tenant's holding-over cannot be determined as of the Execution Date hereof, in the event that Tenant so holds over, Tenant shall pay to Landlord, for each month or portion thereof that Tenant shall retain possession of the premises after the expiration or termination of the Lease, whether by lapse of time or otherwise, in addition to all rental and other charges due and accrued under the Lease prior to the date of termination, use and occupancy charges equal to one hundred fifty percent (150%) of the greater of (a) the then fair market rent for the premises as conclusively determined by Landlord or (b) the sum of the Yearly Rent and additional rent at the rate payable monthly during the twelve (12) months immediately preceding the expiration or termination of the Lease. In addition, Tenant shall hold Landlord harmless from all damages which Landlord may suffer as the result of Tenant's holdover after the termination of the term of the Lease.

23. SUBORDINATION

    (a) Subject to any mortgagee's or ground lessor's election, as hereinafter provided for, this Lease is subject and subordinate in all respects to all matters of record (including, without limitation, deeds and land disposition agreements), ground leases and/or underlying leases, and all mortgages, any of which may now or hereafter be placed on or affect such leases and/or the real property of which the premises are a part, or any part of such real property, and/or Landlord's interest or estate therein, and to each advance made and/or hereafter to be made under such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor. This Article 23 shall be self-operative and no further instrument or subordination shall be required. In confirmation of such

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

subordination, Tenant shall execute, acknowledge and deliver promptly any certificate or instrument that Landlord and/or any mortgagee and/or lessor under any ground or underlying lease and/or their respective successors in interest may request, subject to Landlord's, mortgagee's and ground lessor's right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided. Tenant acknowledges that, where applicable, any consent or approval hereafter given by Landlord may be subject to the further consent or approval of such mortgagee and/or ground lessor; and the failure or refusal of such mortgagee and/or ground lessor to give such consent or approval shall, notwithstanding anything to the contrary in this Lease contained, constitute reasonable justification for Landlord's withholding its consent or approval.

   (b) Any such mortgagee or ground lessor may from time to time subordinate or revoke any such subordination of the mortgage or ground lease held by it to this Lease. Such subordination or revocation, as the case may be, shall be effected by written notice to Tenant and by recording an instrument of subordinations or of such revocation, as the case may be, with the appropriate registry of deeds or land records and to be effective without any further act or deed on the part of Tenant. In confirmation of such subordination or of such revocation, as the case may be, Tenant shall execute, acknowledge and promptly deliver any certificate or instrument that Landlord, any mortgagee or ground lessor may request, subject to Landlord's, mortgagee's and ground lessor's right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereafter provided.

    (c) Without limitation of any of the provisions of this Lease, if any ground lease or mortgagee shall succeed to the interest of Landlord by reason of the exercise of its rights under such ground lease or mortgage (or the acceptance of voluntary conveyance in lieu thereof) or any third party (including, without limitation, any foreclosure purchaser or mortgage receiver) shall succeed to such interest by reason of any such exercise or the expiration or sooner termination of such ground lease, however caused, then such successor may, upon notice and request to Tenant (which, in the case of a ground lease, shall be within thirty (30) days after such expiration or sooner termination), succeed to the interest of Landlord under this Lease, provided, however, that such successor shall not: (i) be liable for any previous act or omission of Landlord under this Lease; (ii) be subject to any offset, defense, or counterclaim which shall theretofore have accrued to Tenant against Landlord; (iii) have any obligation with respect to any security deposit unless it shall have been paid over or physically delivered to such successor; or (iv) be bound by a previous modification of this Lease or by any previous payment of Yearly Rent for a period greater than one (1) month, made without such ground lessor's or mortgagee's consent where such consent is required by applicable ground lease or mortgage documents. In the event of such succession to the interest of the Landlord -- and notwithstanding that any such mortgage or ground lease may antedate this Lease -- the Tenant shall attorn to such successor and shall ipso facto be and become bound directly to such successor in interest to Landlord to perform and observe all the Tenant's obligations under this Lease without the necessity of the execution of any further instrument. Nevertheless, Tenant agrees at any time and from time to time during the term hereof to execute a suitable instrument in confirmation of Tenant's agreement to attorn, as aforesaid, subject to Landlord's, mortgagee's and ground lessor's right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided.

    (d) The term "mortgage(s)" as used in this Lease shall include any mortgage or deed of trust. The term "mortgagee(s)" as used in this Lease shall include any mortgages or any trustee and beneficiary under a deed of trust or receiver appointed under a mortgage or deed of trust. The term "mortgagor(s)" as used in this Lease shall include any mortgage or any grantor under a deed of trust.

    (c) Tenant hereby irrevocably constitutes and appoints Landlord or any such mortgagee or ground lessor, and their respective successors in interest, acting singly, Tenant's attorney-in-fact to execute and deliver any such certificate or instrument for, on behalf and in the name of Tenant, but only if Tenant fails to execute, acknowledge and deliver any such certificate or instrument within ten (10) days after Landlord or such mortgagee or such ground lessor has made written request therefor.

    (f) Notwithstanding anything to the contrary contained in this Article 23, if all or part of Landlord's estate and interest in the real property of which the premises are a part shall be a leasehold estate held under a ground lease, then: (i) the foregoing subordination provisions of this Article 23 shall not apply to any mortgages of the fee interest in said real property to which Landlord's leasehold estate is not otherwise subject and subordinate; and (ii) the provisions of this Article 23 shall in no way waive, abrogate or otherwise affect any agreement by any ground lessor (x) not to terminate this Lease incident to any termination of such ground lease prior to its term expiring or (y) not to name or join Tenant in any action or proceeding by such ground lessor to recover possession of such real property or for any other relief.

    (g) In the event of any failure by Landlord to perform, fulfill or observe any agreement by Landlord herein, in no event will the Landlord be deemed to be in default under this Lease permitting Tenant to exercise any or all rights or remedies under this Lease until the Tenant shall have given written notice of such failure to any mortgagee (ground lessor and/or trustee) of which Tenant shall have been advised and until a reasonable period of time shall have elapsed following the giving of such notice, during which such mortgagee (ground lessor and/or trustee) shall have the right, but shall not be obligated, to remedy such failure.

24. QUIET ENJOYMENT

    Landlord covenants that if, and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the premises from and against the claims of all persons claiming by, through or under Landlord subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease and to the mortgages, ground leases and/or underlying leases to which this Lease is subject and subordinate, as hereinabove set forth.

    Without incurring any liability to Tenant, Landlord may permit access to the premises and open the same, whether or not Tenant shall be present, upon any demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant's property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

25. ENTIRE AGREEMENT -- WAIVER -- SURRENDER

    25.1 ENTIRE AGREEMENT. This Lease and the Exhibits made a part hereof contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. Tenant acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that the Tenant in no way relied upon any other statements or representations, written or oral. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

    25.2 WAIVER BY LANDLORD. The failure of Landlord to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of such Rules and Regulations against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provisions of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

    25.3 SURRENDER. No act or thing done by Landlord during the term hereby demised shall be deemed an acceptance of a surrender of the premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the premises. In the event that Tenant at any time desires to have Landlord underlet the premises for Tenant's account, Landlord or Landlord's agents are authorized to receive the keys for such purposes without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such underletting.

26. INABILITY TO PERFORM - EXCULPATORY CLAUSE

    Except as provided in Article 4.1 and 4.2 hereof, this Lease and the obligations of Tenant to pay rent hereunder and perform all the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond Landlord's reasonable control, including but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar or dissimilar emergency. In each such instance of inability of Landlord to perform, Landlord shall exercise reasonable diligence to eliminate the cause of such inability to perform.

    Tenant shall neither assert nor seek to enforce any claim against Landlord, or Landlord's agents or employees, or the assets of Landlord or of Landlord's agents or employees, for breach of this Lease or otherwise, other than against Landlord's interest in the Building of which the premises are a part and in the uncollected rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that in no event shall Landlord or Landlord's agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives, and the like, disclosed or undisclosed, thereof) ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or to take any other action which shall not involve the personal liability of Landlord to respond in monetary damages from Landlord's assets other than the Landlord's interest in said real estate, as aforesaid. In no event shall

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

Landlord or Landlord's agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for loss of profits, loss of the value of Tenant's business, or consequential or incidental damages. Without limiting the foregoing, in no event shall Landlord or Landlord's agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for lost profits of Tenant. If by reason of Landlord's failure to acquire title to the real property of which the premises are a part or to complete construction of the Building or premises, Landlord shall be held to be in breach of this Lease, Tenant's sole and exclusive remedy shall be a right to terminate this Lease.

27. BILLS AND NOTICES

    Any notice, consent, request, bill, demand or statement hereunder by either party to the other party shall be in writing and, if received at Landlord's or Tenant's address, shall be deemed to have been duly given when either delivered or served personally or mailed in a postpaid envelope, deposited in the United States mail addressed to Landlord at its address as stated in Exhibit 1 and to Tenant at the premises (or at Tenant's address as stated in Exhibit 1, if mailed prior to Tenant's occupancy of the premises), or if any address for notices shall have been duly changed as hereinafter provided, if mailed as aforesaid to the party at such changed address. Either party may at any time change the address or specify an additional address for such notices, consents, requests, bills, demands or statements by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed or additional address, provided such changed or additional address is within the United States.

    If Tenant is a partnership, Tenant, for itself, and on behalf of all of its partners, hereby appoints Tenant's Service Partner, as identified on
Exhibit 1, to accept service of any notice, consent, request, bill, demand or statement hereunder by Landlord and any service of process in any judicial proceeding with respect to this Lease on behalf of Tenant and as agent and attorney-in-fact for each partner of Tenant.

    All bills and statements for reimbursement or other payments or charges due from Tenant to landlord hereunder shall be due and payable in full ten
(10) days, unless herein otherwise provided, after submission thereof by Landlord to Tenant. Tenant's failure to make timely payment of any amounts indicated by such bills and statements, whether for work done by Landlord at Tenant's request, reimbursement provided for by this Lease or for any other sums properly owing by Tenant to Landlord, shall be treated as a default in the payment of rent, in which event Landlord shall have all rights and remedies provided in this Lease for the nonpayment of rent.

28. PARTIES BOUND -- SEISIN OF TITLE

    The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 16 hereof shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article 28 shall not be construed as modifying the conditions of limitation contained in Article 21 hereof.

    If, in connection with or as a consequence of the sale, transfer or other disposition of the real estate (land and/or Building, either or both, as the case may be) of which the premises are a part, Landlord ceases to be the owner of the reversionary interest in the premises. Landlord shall be entirely freed and relieved from the performance and observance thereafter of all covenants and obligations hereunder on the part of Landlord to be performed and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord's ownership of said reversionary interest shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord.

29. MISCELLANEOUS

    29.1 SEPARABILITY. If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of the Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

    29.2 CAPTIONS, ETC. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof. References to "State" shall mean, where appropriate, the District of Columbia and other Federal territories, possessions, as well as a state of the United States.

    29.3 BROKER. Tenant represents and warrants that it has not directly or indirectly dealt, with respect to the leasing of office space in the Building or the Park with any broker or had its attention called to the premises or other space to let in the Building or the Park, by anyone other than the broker, person or firm, if any, designated in Exhibit 1. Tenant agrees to defend, exonerate and save harmless and indemnify Landlord and anyone claiming by, through or under Landlord against any claims for a commission arising out of the execution and delivery of this Lease or out of negotiations between Landlord and Tenant with respect to the leasing of other space in the Building or the Park, provided that Landlord shall be solely responsible for the payment of brokerage commissions to the broker, person or firm, if any, designated in Exhibit 1.

    29.4 MODIFICATIONS. If in connection with obtaining financing for the Building, a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not withhold, delay or condition its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.

    29.5 ARBITRATION. Any disputes relating to provisions or obligations in this Lease as to which a specific provision for a reference to arbitration is made herein shall be submitted to arbitration in accordance with the provisions of applicable state law (as identified on Exhibit 1), as from time to time amended. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations and procedures from time to time in effect as promulgated by the American Arbitration Association. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association's office in the City wherein the Building is situated (or the nearest other city having an Association office). The arbitrator shall hear the parties and their evidence. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the appropriate court of law (as identified on Exhibit 1); and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the State wherein the Building is situated by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his award or decision. No arbitrable dispute shall be deemed to have arisen under this Lease prior to (i) the expiration of the period of twenty (20) days after the date of the giving of written notice by the party asserting the existence of the dispute together with a description thereof sufficient for an understanding thereof; and (ii) where a Tenant payment (e.g., Tax Excess or Operating Expense Excess under Article 9 hereof) is in issue, the amount billed by Landlord having been paid by Tenant.

    29.6 GOVERNING LAW. This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the State wherein the Building is situated and any applicable local municipal rules, regulations, by-laws, ordinances and the like.

    29.7 ASSIGNMENT OF RENTS. With reference to any assignment by Landlord of its interest in the Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to or held by a bank, trust company, insurance company or other institutional lender holding a mortgage or ground lease on the Building, Tenant agrees:

           (a) that the execution thereof by Landlord and the acceptance thereof by such mortgagee and/or ground lessor shall never be deemed and assumption by such mortgagee and/or ground lessor of any of the obligations of the Landlord thereunder, unless such mortgagee and/or ground lessor shall, by written notice sent to the Tenant, specifically otherwise elect; and

           (b) that, except as aforesaid, such mortgagee and/or ground lessor shall be treated as having assumed the Landlord's obligations thereunder only upon foreclosure of such mortgagee's mortgage or deed of trust or termination of such ground lessor's ground lease and the taking of possession of the demised premises after having given notice of its exercise of the option stated in Article 23 hereof to succeed to the interest of the landlord under this Lease.

    29.8 REPRESENTATION OF AUTHORITY. By his execution hereof each of the signatories on behalf of the respective parties hereby warrants and represents to the other that he is duly authorized to execute this lease on behalf of such party. If Tenant is a corporation, Tenant hereby appoints the signatory whose name appears below on behalf of Tenant as Tenant's attorney-in-fact for the purpose of executing this Lease for and on behalf of Tenant.

    29.9 EXPENSES INCURRED BY LANDLORD UPON TENANT REQUESTS. Tenant shall, upon demand, reimburse Landlord for all reasonable expenses, including, without limitation, legal fees, incurred by Landlord in connection with all requests by Tenant for consents, approvals or execution of collateral documentation related to this Lease, including, without limitation, costs incurred by landlord in the review and approval of Tenant's plans and specification in connection with proposed alterations to be made by Tenant to the premises, requests by Tenant to sublet the premises or assign its interest in the Lease, the execution by Landlord of estoppel certificates requested by Tenant, and requests by Tenant for Landlord to execute waivers of Landlord's interest in Tenant's property in connection with third party financing by Tenant. Such costs shall be deemed to be additional rent under the Lease.

    29.10 SURVIVAL. Without limiting any other obligation of the Tenant which may survive the expiration or prior termination of the term of the Lease, all obligations on the part of Tenant to indemnify, defend, or hold Landlord harmless, as set forth in the Lease (including, without limitation, Tenant's obligations under Articles 13(d), 15.3, and 29.3) shall survive the expiration or prior termination of the term of the Lease.

    29.11  NOTICE OF LEASE; RECORDING.

           (a) Tenant agrees not to record the Lease, but each party hereto agrees, at the request of the other, to execute a notice of lease in recordable form in compliance with applicable Massachusetts law and reasonably satisfactory to Landlord and attorneys. In no event shall such notice of lease set forth the rent or other charges payable by Tenant under the Lease; and such notice shall expressly state that it is executed pursuant to the provisions contained in the Lease, and is not intended to vary the terms and conditions of the Lease. It is hereby agreed that the requesting party shall pay all fees with respect to the recording of the notice of lease, the recording of any amendments thereto and the recording of any notice of termination thereof.

           (b) If the Term Commencement Date and the Termination Date are not determined at the time that a notice of lease has been executed by the parties, then each of the parties hereto agrees, upon demand of the other party after the Term Commencement Date and Termination Date have been determined, to join in the execution, in recordable form, of a statutory notice, memorandum, etc. of lease and/or written declaration in which shall be stated such Term Commencement Date and (if need be) the Termination Date. If this Lease is terminated before the term expires, then upon Landlord's request the parties shall execute, deliver and record an instrument acknowledging such fact and the date of termination of this Lease, and Tenant hereby appoints Landlord its attorney-in-fact in its name and behalf to execute such instrument if Tenant shall fail to execute and deliver such instrument after Landlord's request therefor within ten (10) days.

    IN WITNESS WHEREOF the parties hereto have executed this Indenture of Lease in multiple copies, each to be considered an original hereof, as a sealed instrument on the day and year noted in Exhibit 1 as the Execution Date.

LANDLORD:                                TENANT:
EOP-NEW ENGLAND EXECUTIVE PARK, L.L.C., THE QUICKSILVER GROUP, INC. a Delaware limited liability company

By: EOP Operating Limited Partnership, a Delaware
    limited partnership, its sole member

    By: Equity Office Properties Trust, a Maryland
        real estate investment trust, its managing
        general partner

        By: /s/ Thomas Q Bakke           By: /s/ [illegible], CEO
            ---------------------------      -----------------------------
        Name:   THOMAS Q BAKKE                   (Name)         (Title)
             --------------------------
        Title:  VICE PRESIDENT                   Hereunto Duly Authorized
              -------------------------


        IF TENANT IS A CORPORATION, A SECRETARY'S OR CLERK'S CERTIFICATE OF THE AUTHORITY AND THE INCUMBENCY OF THE PERSON SIGNING ON BEHALF OF TENANT SHOULD BE ATTACHED.

                                      EXHIBIT 3

                                  BUILDING STANDARDS

                              New England Executive Park

The following exhibit sets forth "Building Standard" materials and finishes for Tenant Improvement Work. These are minimum standards. Substitutions will be allowed for equivalent quality and upgrading only and must be approved by the Landlord, which approval shall not be unreasonably withheld.

1.   Partitions

     a.   Demising (type 'A')

          Partitions separating premises shall be constructed of 2 1/2" metal studs, 16" o.c., with two (2) layers of 5/8" wallboard on each side. One layer on each side shall extend to the underside of the floor above.

     b.   Standard Partition (type 'B')

          Partitions separating spaces within single premises shall be constructed of 3 5/8" metal studs, 16" o.c., with one (1) layer of 5/8" wallboard on each side. Both layers shall extend 3" minimum above ceiling, unless otherwise required by applicable building codes.

     c.   Privacy Partition (type 'B-1')

          Where noise transmission is a concern within single premises (e.g. partitions separating conference rooms, high-traffic hallways, toilet rooms, and other such rooms from conference rooms or private offices), partitions shall be constructed of 3 5/8" metal studs, 16" o.c., with one (1) layer of 5/8" wallboard on each side. One layer shall extend to the underside of the floor above and one layer shall extend 3" minimum above ceiling, unless otherwise required by applicable building code.

     d.   Perimeter Wall Partition (type 'C')

          Perimeter Partitions shall be constructed of 3 5/8" metal studs with one (1) layer of 5/8" drywall extending 3" minimum above the ceiling.

     e.   Other Partitions

          Partitions creating mechanical shafts and rooms, electrical shafts and rooms, communications shafts and rooms, and elevator shafts and machine rooms shall be constructed in compliance with applicable building code.

2.   Doors, Frames, & Hardware

     a.   Tenant Entrance

          At the Landlord's discretion, Tenant entrance shall match existing or be the following:

          Door:                    3' x 8' x 1 3/4" plain-sliced, premium grade,
                                   solid core, red oak
          Frame:                   Red oak frame assembly with 2' x 8' sidelight
                                   (see BSD-1 in Building Standards Manual).
          Lockset:                 Sargent 8205 LNF mortise lockset
          Closer:                  LCN 4010T/4110T with metal cover 72MC
          Two pairs of butts:      Stanley FBB 179 4 1/2" x 4"
          Door stop:               Ives 436

     b.   Tenant Egress

          Tenant egress shall be the following:

          Door:                    3' x 8' x 1 3/4" plain-sliced, solid core,
                                   red oak
          Frame:                   3' x 8' 16 gauge, hollow metal, 3-piece,
                                   knock-down
          Lockset:                 Sargent 8204 LNF mortise lockset
          Closer:                  LCN 4010T/4110T with metal cover 72MC
          Two pairs of butts:      Stanley FBB 179 4 1/2" x 4"
          Door stop:               Ives 436

     b.   Interior

          Interior doorways shall be the following:

          Door:                    3' x 7' x 1 3/4" plain-sliced, solid core,
                                   red oak
          Frame:                   3' x 7' 16 gauge, hollow metal, 3-piece,
                                   knock-down
          Latchset:                Almet JB 1501 standard duty bored latchset
          Lockset:                 Sargent 8205 LNF mortise lockset (lockset on
                                   interior doors is above building standard.
                                   See Exhibit 4)
          1 1/2 pairs of butts:    Stanley FBB 179 4 1/2" x 4"
          Door stop:               Ives 436

3.   Signage

     At the Landlord's discretion, signage shall match existing or shall be 12" x 24" brushed aluminum panel shall be provided as a part of the entry frame assembly (see BSD-1 in Building Standards Manual).

4.   Light Fixtures

     a. 2' x 4' "P4 Parabolume" fluorescent fixture with 3" deep 18 cell parabolic louver, manufactured by Columbia, model P424.

     b. 2' x 2' "P4 Parabolume" fluorescent fixture with 3" deep 9 cell parabolic louver, manufactured by Columbia, model P422.

5.   Life Safety

     a.   Fire Sprinkler

          Flush, chrome pendant head, manufactured by Viking, model Horizon H, with matching chrome escutcheon plate.

     b.   Exit Sign

          Single or double faced LED exit sign, white housing, red letters, manufactured by Dual Lite, Liteforms LX series.

6.   HVAC

     a.   Diffuser

          24" x 24" perforated diffuser with adjustable pattern controller for supply air, manufactured by Titus, model PDS.

     b.   Return Air Grille

          24" x 24" perforated return air grille, manufactured by Titus, model PDR.

7.   Finishes

     a.   Ceiling Tiles

          24" x 24" "Natural Fissured" acoustic lay-in tiles with narrow revealed edge manufactured by Celotex, model MF-450.

     b.   Grid

          Exposed 24" x 24" slotted tee system manufactured by Chicago Metallic, model Ultraline 3500.

     c.   Carpet

          32 ounce cut-pile manufactured by JJ Industries with 2 1/2" x 1/8" vinyl straight wall base.

     d.   Vinyl Composition Tile (VCT)

          12" x 12" x 1/8" tiles manufactured by Armstrong or equal with 2 1/2" x 1/8" vinyl cove wall base.

     e.   Paint

          All wall surfaces shall receive one coat of Benjamin Moore satin finish latex paint over one prime coat, or equal.

          Doors shall have a natural finish of one coat of sealer and two coats Benjamin Moore clear satin urethane or equal.

          Hollow Metal Frames and painted wood trim shall receive one coat of Benjamin Moore satin finish alkyd enamel over one prime coat, or equal.

          Public areas, corridors, and lobbies shall be finished as Landlord may select.

          Paint colors shall be selected from the building standard color chart with not more than one accent color (flat paint) on one wall in each individual office.

     f.   Ceramic Tile

          Toilet room walls are to be finished with ceramic tile and drywall.

     g.   Window Blinds

          Vertical 3 1/2" perforated PVC blinds, manufactured by Louverdrape, Model EL Elite.

     h.   Hardware, Face Plates on Electrical Receptacles and Switches

          All hardware finishes are to be US26D, satin chrome.

                                  EXHIBIT 4

                              BUILDING SERVICES

I.  CLEANING

    A. GENERAL

       1. All cleaning work will be performed between 7 a.m. and 12 midnight, Monday through Friday, unless otherwise necessary for stripping, waxing, etc.

       2. Abnormal waste removal (e.g., computer installation paper, bulk packaging, wood or cardboard crates, refuse from cafeteria operations, etc.) shall be Tenant's responsibility.

    B. DAILY OPERATIONS (5 TIMES PER WEEK)

       1.  Tenant Areas

           a. Empty and clean all waste receptacles; wash receptacles as necessary.

           b.  Vacuum all rugs and carpeted areas.

       2.  Lavatories

           a.  Sweep and wash floors with disinfectant.
           b.  Wash both sides of toilet seats with disinfectant.
           c.  Wash all mirrors, basins, bowls, urinals.
           d.  Spot-clean toilet partitions.
           e.  Empty and disinfect sanitary napkin disposal receptacles.
           f. Refill toilet tissue, towel, soap, and sanitary napkin dispensers.

       3.  Public Areas

           a. Wipe down entrance doors and spot-clean glass (interior and exterior).
           b.  Vacuum elevator carpets and wipe down doors and walls.
           c.  Clean water coolers.

       4.  Tenant and Public Areas--Dry-mop all resilient floor areas.


    C. WEEKLY OPERATIONS--TENANT AREAS, LAVATORIES, PUBLIC AREAS

       1. Hand-dust and wipe clean all horizontal surfaces with treated cloths to include furniture, office equipment, windowsills, door ledges, chair rails, baseboards, convector tops, etc., within normal reach.

       2. Remove finger marks from private entrance doors, light switches, and doorways.

       3.  Sweep all stairways.

       4.  Wet-mop all resilient floor areas.

    D. MONTHLY OPERATIONS

       1.  Tenant and Public Areas

           a.  Thoroughly vacuum seat cushions on chairs, sofas, etc.
           b.  Vacuum and dust grillwork.

       2.  Lavatories--Wash down interior walls and toilet partitions.


    E. SEMI-ANNUALLY--ENTIRE BUILDING

       1.  Clean inside of all windows.

       2.  Clean outside of all windows.

       3.  Buff all resilient floor areas.

    F. PERIODICALLY--Entire Building

       1.  Shampoo all common area hallways.

       2.  Shampoo all Building lobbies.


II. HEATING, VENTILATING, AND AIR CONDITIONING

    A. Heating, ventilating, and air conditioning as required to provide reasonably comfortable temperatures for normal business day occupancy (excepting holidays); Monday through Friday from 8 a.m. to 6 p.m. and Saturday from 8 a.m. to 1 p.m.

    B. Maintenance of any additional or special air conditioning equipment and the associated operating cost will be at Tenant's expense.

III. WATER

    Hot water for lavatory purposes and cold water for lavatory and toilet purposes.


IV. ELEVATORS (IF BUILDING IS ELEVATORED)

    Elevators for the use of all tenants and the general public for access to and from all floors of the Building. Programming of elevators (including, but not limited to, service elevators) shall be as Landlord from time to time determines best for the Building as a whole.

V.  CAFETERIA AND VENDING INSTALLATIONS

    A. Any space to be used primarily for lunchroom or cafeteria operation shall be Tenant's responsibility to keep clean and sanitary, it being understood that Landlord's approval of such use must be first obtained in writing.

    B. Vending machines or refreshment service installations by Tenant must be approved by Landlord in writing and shall be restricted in use to employees and business callers. All cleaning necessitated by such installations shall be at Tenant's expense.

                                      EXHIBIT 5

                                RULES AND REGULATIONS


1. The entrances, lobbies, passages, corridors, elevators, halls, courts, sidewalks, vestibules, and stairways shall not be encumbered or obstructed by Tenant, Tenant's agents, servants, employees, licensees or visitors or be used by them for any purposes other than ingress or egress to and from the premises.

2. The moving in or out of all safes, freight, furniture, or bulky matter of any description shall take place on weekends or after 6 p.m., Monday through Friday, or during other hours that Landlord may decide from time to time. Landlord reserves the right to inspect all freight and bulky matter to be brought into the Building and to exclude from the Building all freight and bulky matter which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord reserves the right to have Landlord's structural engineer review Tenant's floor loads on the premises at Tenant's expense.

3. Tenant or the employees, agents, servants, visitors or licensees of Tenant shall not at any time place, lease or discard any rubbish, paper, articles, or objects of any kind whatsoever outside the doors of the premises or in the corridors or passageways of the Building. No animals or birds shall be brought or kept in or about the Building. Bicycles shall not be permitted in the Building.

4. Tenant shall not place objects against glass partitions or doors or windows or adjacent to any common space which would be unsightly from the Building corridors or from the exterior of the Building and will promptly remove the same upon notice from Landlord.

5. Tenant or the employees, agents, servants, visitors or licensees of Tenant shall not make noises, cause disturbances, create vibrations, odors or noxious fumes or use or operate any electrical devices or other devices that emit sound waves or are dangerous to other tenants and occupants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere or with the operation of roads or highways in the vicinity of the Building.

6. Tenant shall not place or install any projections, antennae, aerials, or similar devices inside or outside of the premises without the prior written approval of Landlord.

7. Tenant may not (without Landlord's approval therefor, which approval will be signified on Tenant's Plans submitted pursuant to the Lease) and Tenant shall not permit or suffer anyone to: (a) cook in the premises; (b) place vending or dispensing machines of any kind in or about the premises; (c) at any time sell, purchase or give away or permit the sale, purchase, or gift of food in any form.

8. Tenant shall not: (a) use the premises for lodging, manufacturing or for any immoral or illegal purposes; (b) use the premises to engage in the manufacture or sale of, or permit the use of spirituous, fermented, intoxicating or alcoholic beverages on the premises; (c) use the premises to engage in the manufacture or sale of, or permit the use of, any illegal drugs on the premises.

9. No awning or other projections shall be attached to the outside walls or windows. No curtains, blinds, shades, screens or signs other than those furnished by Landlord shall be attached to, hung in, or used in connection with any window or door of the premises without the prior written consent of Landlord.

10. No signs, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the premises if visible from outside of the premises. Interior signs on doors shall be painted or affixed for Tenant by Landlord or by sign painters first approved by Landlord at the expense of Tenant and shall be of a size, color and style acceptable to Landlord. Tenant shall not place any temporary paper signs on any part of the outside or inside of the premises.

11. Tenant shall not use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity without the prior written consent of Landlord. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability for offices, and, upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

12. Door keys for doors in the premises will be furnished at the commencement of the Lease by Landlord. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof without the prior written consent of Landlord. Tenant shall purchase duplicate keys only from Landlord and will provide to Landlord the means of opening of safes, cabinets, or vaults left on the premises. Upon the termination of its tenancy, Tenant must return to Landlord all keys either furnished to or otherwise procured by Tenant, and in the event of the loss of any keys so furnished by Landlord, Tenant shall pay to Landlord the cost thereof.

13. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the premises closed and secured.

14. Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Building and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the premises unless ordinarily embraced within Tenant's use of the premises as specified in its Lease. Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same. Peddlers, solicitors and beggars shall be reported to Beacon Management Company.

15. Tenant shall not mark, paint, drill into, or in any way deface any part of the Building or premises. No boring, driving of nails or screws, or cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. Tenant shall not install any resilient tile or similar floor covering in the premises except with the prior written approval of Landlord. The use of cement or other similar adhesive material is expressly prohibited.

16. Tenant shall not waste electricity or water and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and shall refrain from attempting to adjust controls. Tenant shall keep corridor doors closed except when being used for access.

17. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.

18. Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, any work outside of their regular duties, unless under specific instructions from Beacon Management Company.

19. Tenant may request heating and/or air conditioning during other periods in addition to normal working hours by submitting its request in writing to Beacon Management Company no later than 2:00 p.m. the preceding work day (Monday through Friday). The request shall clearly state the start and stop hours of the "off-hour" service. Tenant shall submit to Beacon Management Company a list of personnel authorized to make such request. The Tenant shall be charged for such operation in the form of additional rent; such charges are to be determined by Beacon Management Company and shall be fair and reasonable and reflect the additional operating costs involved.

20. Tenant shall comply with all security measures from time to time established by Landlord for the Building including, but not limited to, the below-listed procedure for the control of all building access cards issued to Tenant, Tenant's employees or agents.

     (a) Upon occupancy, Tenant shall submit a list of all authorized personnel who will require building access cards. This list is to be on the form provided in the Tenant's Handbook.

     (b) During tenancy, Tenant shall notify Landlord in writing when additional building access cards are required for new employees. Additionally, Tenant shall promptly notify Landlord in writing when a cardholder's authorization has been revoked (e.g., upon termination of employment).

     (c) Upon termination of tenancy, Tenant shall promptly return all building access cards issued to Tenant, Tenant's employees or agents. For all access cards not returned to Landlord, Tenant will be charged a fee to cover Landlord's cost to replace each card.

21. Prior to vacating the premises upon lease termination, Tenant shall remove at Tenant's expense any and all telephone wires, computer cables, and equipment related thereto, installed by Tenant for Tenant's use during occupancy of the premises.

22. All wiring installed in Tenant's premises by Tenant or Tenant's agents shall be done in compliance with the rules and regulations of the State Building Code Commission and must be inspected and approved by Landlord.

23. Tenant shall become familiar with the proper use and handling of all fire extinguishers provided by Landlord in Tenant's premises and shall be responsible for the periodic inspection and maintenance of said extinguishers in accordance with the manufacturer's instructions.

24. Tenant shall participate in Landlord's semi-annual fire drills for the Building and shall appoint a fire marshall representing the Tenant and one additional fire marshal for each group of 50 employees.

25. In accordance with Section 1.5 of the "Regulations Affecting Smoking in Certain Places" adopted by the Town of Burlington Board of Health on October 13, 1992, smoking is strictly prohibited by law (a) in all common areas of the Building (e.g., lobbies, elevators, rest rooms, vacant tenant spaces, entranceway, vestibules, stairwells, etc.) and (b) within Tenant's premises unless said premises contain a specifically designated smoking area which must be separated from nonsmoking areas by physical barriers and/or ventilation systems. Tenant shall inform its employees of this law and shall be responsible for any violation of this law by its employees.

26. In the event Landlord has deposited a check from Tenant, and said check is returned to Landlord by Landlord's bank, then Landlord shall charge Tenant as additional rent a $35 processing fee (the "Processing Fee") for the returned check. In addition, until Landlord is able to redeposit Tenant's check, Landlord shall charge interest on the uncollectible funds in accordance with the provisions of Section 4.5 of the Lease. In the event the fee charged to Landlord for the returned check increases, then the Processing Fee shall be increased accordingly.

27. Parking is strictly prohibited in all handicapped spaces (unless vehicle has the appropriate handicapped sticker or license plate), fire lanes, tow zones, and other "no parking" areas (the "restricted areas"). Any vehicle found parking in a restricted area will be issued a citation and fined by the Burlington Police Department. Repeated violators of this rule will have their vehicles towed without notice at their own expense. Tenant shall be responsible for notifying its employees of this rule and shall be responsible for any violation of this rule by its employees, including, but not limited to, reimbursing Landlord for all costs incurred in towing Tenant's employees' vehicles from the restricted areas.

28. Rollerblading and skateboarding are strictly prohibited within New England Executive Park. Tenant shall be responsible for notifying its employees of this rule and shall be responsible for any violation of this rule by its employees.

29. Tenant shall abide by Landlord's move-in/move-out procedures contained in the Tenant Handbook, including, but not limited to, (i) scheduling Tenant's move-in and move-out only on weekends or after 6 p.m. Monday through Friday, and (ii) using only one padded building elevator during these moves. Tenant must notify Landlord 24 hours in advance so that Landlord can arrange for the padding of the elevator.

30. The speed limit at all times within New England Executive Park is 20 miles per hour. Tenant shall adhere to this speed limit, shall be responsible for notifying its employees of this rule, and shall be responsible for any violation of this rule by its employees.

31. In the event Landlord permits Tenant to hire its own contractors to perform any tenant construction work, Tenant shall make its contractors aware of these Rules and Regulations and shall be responsible for any violation of these Rules and Regulations by Tenant's contractors.

32. The Building is open from 8 a.m. to 6 p.m., Monday through Friday (excepting holidays), and from 8 a.m. to 1 p.m. on Saturdays; however, the Building doors will be locked on weekends and holidays. Therefore, it will be necessary for Tenant's employees to use their access cards to enter the Building on weekends and holidays.

                                 EXHIBIT 6

                        BUILDING LEGAL DESCRIPTION


All that certain parcel of Registered land with the buildings thereon situated on Entrance Road and Route 128 in the New England Executive Park in the Town of Burlington, Middlesex County, Commonwealth of Massachusetts, and being known and numbered as Eight New England Executive Park in said Burlington. Said parcel is shown as Lot 40 on Land Court Plan No. 31049-L.

                             RIDER TO LEASE


               LANDLORD: EOP-New England Executive Park L.L.C.,
                     a Delaware limited liability company
                 TENANT: The Quicksilver Group, Inc.

The subject Lease is hereby amended as follows:

1.  SECURITY FOR TENANT'S OBLIGATIONS UNDER LEASE

    Tenant shall, at the time that Tenant executes and delivers this Lease to Landlord, pay to Landlord, in order to secure Tenant's obligations under this Lease, a security deposit in the amount of Thirty-Five Thousand and 00/100 ($35,000.00) Dollars. In no event shall said security deposit be deemed to be a prepayment of rent nor shall it be considered a measure of liquidated damages. Tenant agrees that no interest shall accrue on said deposit and that Landlord shall have no obligation to maintain such deposit in a separate account (i.e. Landlord shall have the right to commingle such deposit with other funds of Landlord). In the event that Tenant shall default, beyond the expiration of applicable notice and grace periods, in any of its obligations under the Lease, Landlord shall have the right, without further notice to Tenant, to apply said deposit (or any portion thereof) towards the cure of any such default and Tenant shall promptly, upon notice from Landlord, pay to Landlord any amount so applied by Landlord in order to restore the full amount of said deposit. The application of all or any part of the deposit to any obligation or default of Tenant under this Lease shall not deprive Landlord of any other rights or remedies Landlord may have nor shall such application by Landlord constitute a waiver by Landlord. In addition, in the event of a termination based upon the default of Tenant under the Lease, or a rejection of the Lease pursuant to the provisions of the Federal Bankruptcy Code, Landlord shall have the right to apply the security deposit (from time to time, if necessary) to cover the full amount of damages and other amounts due from Tenant to Landlord under the Lease. Any amounts so applied shall, at Landlord's election, be applied first to any unpaid Yearly Rent and other charges which were due prior to the filing of the petition for protection under the Federal Bankruptcy Code. Provided that Tenant is not in default of any of its obligations under the Lease at the expiration of the term of the Lease, Landlord shall refund to Tenant any portion of said security deposit which Landlord is then holding.